UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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MOLEX INCORPORATED

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MOLEX INCORPORATED

2222 Wellington Court
Lisle, Illinois 60532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 31, 2008

Dear Stockholder:

We will hold the annual meeting of Molex Incorporated stockholders on Friday, October 31, 2008 at 10:00 a.m., local time, at our corporate headquarters at 2222 Wellington Court, Lisle, Illinois 60532.

The purpose of the annual meeting is to consider and take action on the following matters:

1.  The election of four Class III directors for a term of three years;

2.  The approval of the Molex Incorporated Annual Incentive Plan;

3.  The approval of the 2008 Molex Stock Incentive Plan;

4.  The ratification of the selection of Ernst & Young LLP as Molex’s independent auditors for the fiscal year ending June 30, 2009; and

5.  Any other business that properly comes before the meeting or any adjournments or postponements thereof.

The items of business listed above are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record as of the close of business on September 2, 2008 are entitled to vote at the annual meeting or any adjournments or postponements thereof. This Notice and Proxy Statement and the 2008 Annual Report are being mailed to stockholders on or about September 12, 2008.

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning your proxy card or the form forwarded to you by your bank, broker or other holder of record.

By Order of the Board of Directors

Ana G. Rodriguez
Secretary

September 12, 2008
Lisle, Illinois

MOLEX INCORPORATED

2222 Wellington Court
Lisle, Illinois 60532

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General Information

The enclosed proxy is solicited on behalf of the Board of Directors of Molex Incorporated, a Delaware corporation, for use at the annual meeting of stockholders to be held on Friday, October 31, 2008, at 10:00 a.m., local time, or at any postponements or adjournments thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders and for any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting. We intend to mail this Proxy Statement and accompanying proxy card on or about September 12, 2008 to all stockholders entitled to vote at the annual meeting. The annual meeting will be held at our corporate headquarters at 2222 Wellington Court, Lisle, Illinois 60532.

Who Can Vote

You are entitled to vote at the annual meeting if you were a stockholder of record of Molex voting stock as of the close of business on September 2, 2008. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the named proxy holders (i) in favor of the election of all of the director nominees, (ii) in favor of the approval of the Molex Incorporated Annual Incentive Plan, (iii) in favor of the approval of the 2008 Molex Stock Incentive Plan, and (iv) in favor of ratification of the selection of Ernst & Young LLP as our independent auditors for the year ending June 30, 2009.

In their discretion, the named proxy holders are authorized to vote on any other matters that may properly come before the annual meeting and at any postponements or adjournments thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the annual meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received, so no such matters may be brought to a vote at the annual meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the annual meeting. Stockholders of record may revoke a proxy by sending to our Secretary, at 2222 Wellington Court, Lisle, Illinois 60532, a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting in person and voting in person.

If your shares are held in the name of a bank, broker, or other holder of record, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. Please note that if your shares are held by a bank, broker or other holder of record, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your bank, broker or other holder of record.

Molex Stock

We have three classes of common stock. They are Common Stock, par value $.05 per share (Common Stock), Class A Common Stock, par value $.05 per share (Class A Common Stock), and Class B Common Stock, par value $.05 per share (Class B Common Stock).

–	Voting Stock: Common Stock and Class B Common Stock

The holders of Common Stock and Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of the stockholders and, subject to conditions summarized below, vote separately as a class as to all matters except the election of directors. With respect to the election of directors, the holders of Common Stock and Class B Common Stock vote together as a class.

The right of Class B Common Stock holders to vote separately as a class is subject to applicable law and exists for so long as at least 50% of the authorized shares of the Class B Common Stock are outstanding. As of September 2, 2008, more than 50% of the authorized shares of Class B Common Stock were outstanding.

–	Non-Voting Stock: Class A Common Stock

The holders of Class A Common Stock have the same liquidation rights and the same rights and preferences regarding dividends as the holders of Common Stock or Class B Common Stock. However, the holders of Class A Common Stock have no voting rights except as otherwise required by law or under certain circumstances. For example, under Delaware law, any amendments to our Certificate of Incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class, or altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including Class A Common Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together.

Class A Common Stock would automatically convert into Common Stock on a share-for-share basis any time upon the good faith determination by the Board of Directors that either of the following events has occurred: (i) the aggregate number of outstanding shares of Common Stock and Class B Common Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Common Stock and Class A Common Stock together; or (ii) any person or group, other than one or more members of the Krehbiel Family (as defined in our Certificate of Incorporation), becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock.

–	Shares Outstanding On The Record Date

As of the close of business on September 2, 2008 there were outstanding:

98,451,858 shares of Common Stock
79,094,661 shares of Class A Common Stock
94,255 shares of Class B Common Stock

–	Quorum

A majority of the outstanding shares of each of Common Stock and Class B Common Stock entitled to vote will constitute a quorum at the meeting.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker non-votes will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Our directors are elected by a plurality of the votes cast by the holders of Common Stock and Class B Common Stock voting together as a class. This means the director nominees who receive the largest number of properly cast “for” votes will be elected as directors. Abstentions, withheld votes and broker non-votes will have no effect on the result of the votes on the election of directors.

All other proposals must be approved separately by a majority of the shares of Common Stock voting as a class and the majority of the shares of Class B Common Stock voting as a class. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the result of the votes on the proposal.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting during ordinary business hours at our offices at 2222 Wellington Court, Lisle, Illinois 60532, for ten days prior to the annual meeting, and also at the annual meeting.

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Vacancies on the Board may be filled only by persons elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board). A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Each share of Common Stock and Class B Common Stock is entitled to one vote for each of the four director nominees. It is the intention of the named proxy holders to vote the proxies received by them for the election of the four nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the annual meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

Based upon the recommendation of the Nominating and Corporate Governance Committee, Edgar D. Jannotta, John H. Krehbiel, Jr., Donald G. Lubin, and Robert J. Potter are all nominees for re-election to the Board. If elected, each nominee would serve until the 2011 annual meeting of stockholders.

Set forth below is biographical information for each nominee and for all other directors. Frederick A. Krehbiel and John H. Krehbiel, Jr. are brothers and Fred L. Krehbiel is the son of

John H. Krehbiel, Jr. (collectively, the “Krehbiel Family”). The Krehbiel Family may be considered “control persons” of Molex. Other than the Krehbiel Family, no director or executive officer has any family relationship with any other director or executive officer.

Class III Nominees Subject to Election This Year

EDGAR D. JANNOTTA

Edgar D. Jannotta, age 77, has served as a director of Molex since 1986. Mr. Jannotta has been Chairman of William Blair & Company LLC, an international investment banking firm, since 2001. He has served in numerous capacities at William Blair since 1965, including Senior Director, Senior Partner and Managing Partner. Mr. Jannotta is a director of Aon Corporation.

JOHN H. KREHBIEL, JR.

John H. Krehbiel, Jr., age 71, has served as a director of Molex since 1966. Mr. Krehbiel has been Co-Chairman of the Board since 1999. From 1999 to 2001, he served as Co-Chief Executive Officer of Molex. From 1996 to 1999, he served as Chief Operating Officer, and from 1975 to 1999, he served as President of Molex.

DONALD G. LUBIN

Donald G. Lubin, age 74, has served as a director of Molex since 1994. Mr. Lubin is a partner of the law firm Sonnenschein Nath & Rosenthal LLP. He has been a partner since 1964 and was Chairman from 1990 to 1996.

ROBERT J. POTTER

Robert J. Potter, age 75, has served as a director of Molex since 1981. Dr. Potter has been President and Chief Executive Officer of R.J. Potter Company, a business consulting firm, since 1990. From 1987 to 1990, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation, a leader in network-based data processing. Dr. Potter is a director of Zebra Technologies Corporation.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

Class I Directors Continuing in Office until the 2009 Annual Meeting of Stockholders

MICHELLE L. COLLINS

Michelle L. Collins, age 48, has served as a director of Molex since 2003. Ms. Collins has been President of MC Advisory LLC and Advisory Board Member of Svoboda Capital Partners LLC since 2007. Ms. Collins was a co-founder of Svoboda Collins LLC, a private equity firm, where she served as Managing Director from 1998 to 2007. From 1992 to 1997, Ms. Collins was a principal at William Blair & Company, LLC. Ms. Collins is a director of Columbia Acorn and Wanger Advisors Trusts.

FRED L. KREHBIEL

Fred L. Krehbiel, age 43, has served as a director of Molex since 1993. Since 1988, he has served in various engineering, marketing and managerial positions with Molex. Mr. Krehbiel has been Vice President, Product Development and Commercialization for Molex’s Global Commercial Products Division since July 2007. From 2003 to 2007, he was President, Connector Products Division (Americas), and from 2002 to 2003, he served as President, Automotive Division (Americas).

DAVID L. LANDSITTEL

David L. Landsittel, age 68, has served as a director of Molex since 2005. Mr. Landsittel is an independent consultant to accounting firms and others on auditing and financial reporting matters. He previously served as Chairman of the Auditing Standards Board of the American Institute of Certified Public Accountants. From 1963 to 1997, Mr. Landsittel served as an auditor in various positions with Arthur Andersen LLP. Mr. Landsittel is a Trustee of Burnham Investors Trust.

JOE W. LAYMON

Joe W. Laymon, age 55, has served as a director of Molex since 2002. He resigned from the Board in 2006 and was re-elected in January 2008. Mr. Laymon has been Corporate Vice President of Human Resources at Chevron Corporation since March 2008. Prior to that, Mr. Laymon was Group Vice President, Corporate Human Resources and Labor Affairs for Ford Motor Company from 2004 to 2008. From 2000 to 2004 he was Executive Director of Human Resources for Ford.

JAMES S. METCALF

James S. Metcalf, age 50, has served as a director of Molex since September 2008. Since 2006, he has been the President and Chief Operating Officer of USG Corporation, a leading manufacturer and distributor of building materials and products used in certain industrial processes. Mr. Metcalf joined USG in 1980 and has held numerous executive positions including, Executive Vice President, and President, Building Systems from 2002 to 2006; President and Chief Executive Officer, L&W Supply from 2000 to 2002; and Executive Vice President and Chief Operating Officer, L&W Supply from 1999 to 2000.

Class II Directors Continuing in Office until the 2010 Annual Meeting of Stockholders

MICHAEL J. BIRCK

Michael J. Birck, age 70, has served as a director of Molex since 1995. He is the co-founder of Tellabs, Inc., a telecommunications equipment company. He has been Chairman of Tellabs since 2000. He was the Chief Executive Officer of Tellabs from 2002 to 2004, and Chief Executive Officer and President from 1975 to 2000.

FREDERICK A. KREHBIEL

Frederick A. Krehbiel, age 67, has served as a director of Molex since 1972. Mr. Krehbiel has been Co-Chairman of the Board since 1999. From 1988 to 1999 he served as Vice Chairman and Chief Executive Officer, and as Chairman from 1993 to 1999. From 1999 to 2001 he served as Co-Chief Executive Officer and as Chief Executive Officer from 2004 to 2005. Mr. Krehbiel is a director of DeVry Inc. and Tellabs, Inc.

KAZUMASA KUSAKA

Kazumasa Kusaka, age 60, has served as a director of Molex since 2007. Mr. Kusaka has been an Executive Advisor to Dentsu Inc., a leading Japanese advertising agency, since November 2006, and the President of Japan Cooperation Center for the Middle East since 2007. Prior to this, Mr. Kusaka held various high-level positions with the government of Japan, including Vice Minister for International Affairs, Head of the Agency for Natural Resources and Energy, and Director-General of the Trade Policy Bureau of the Ministry of Economy, Trade and Industry.

MARTIN P. SLARK

Martin P. Slark, age 53, has served as a director of Molex since 2000. Mr. Slark has been Vice Chairman and Chief Executive Officer since 2005. From 2001 to 2005, he served as President and Chief Operating Officer. From 1999 to 2001, he served as Executive Vice President. Mr. Slark is a director of Hub Group, Inc. and Liberty Mutual.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has assessed the independence of the directors in light of the listing standards of NASDAQ and the more stringent independence test established by the Board. The Board has determined that the following directors are independent: Michael J. Birck, Michelle L. Collins, Edgar D. Jannotta, Kazumasa Kusaka, David L. Landsittel, Joe W. Laymon, James S. Metcalf and Robert J. Potter. Donald G. Lubin has determined that he is not independent in light of his long-standing role as a legal advisor to Molex and the Krehbiel family, and the Board agrees with Mr. Lubin’s determination.

Under the Board’s independence requirement, a director cannot be affiliated with a business organization that either paid or received payments to or from us during any one of the past three fiscal years that exceed the greater of 2% of the recipient’s gross revenues for that year or $200,000. In assessing independence, the Board reviewed transactions and relationships of the directors based on information provided by each director, our records and publicly available information. The relationships and transactions reviewed by the Board included the following:

•	Mr. Birck is the Chairman of Tellabs which is a Molex customer. The Board reviewed Molex’s sales to Tellabs during FY08 and determined that this relationship does not affect Mr. Birck’s status as an independent director;

•	Mr. Jannotta is the Chairman of William Blair which provides investment banking services to Molex. The Board reviewed the amount of fees paid to William Blair for such services during FY08 and determined that this relationship does not affect Mr. Jannotta’s status as an independent director;

•	Mr. Laymon was previously Group Vice President, Corporate Human Resources, at Ford Motor Company which is a Molex customer. The Board reviewed Molex’s sales to Ford during FY08 and determined that this relationship does not affect Mr. Laymon’s status as an independent director.

•	From time to time, we make charitable contributions to organizations with which a non-employee director has an affiliation. The Board reviewed all such charitable contributions and determined that they did not affect the independent status of any non-employee director.

Board and Committee Information

The Board of Directors held nine meetings during FY08 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. The Board expects all directors to attend the annual meeting of stockholders barring unforeseen circumstances. All then-members of the Board were present at the 2007 annual meeting of stockholders. The non-employee directors meet in regularly scheduled executive sessions without management present. The Chairman of the Nominating and Corporate Governance Committee presides at these executive sessions.

The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. The charters of each of these committees are posted on our Web site, www.molex.com, on the Investor Relations page under Corporate Governance.

The Audit Committee consists of Mr. Landsittel (Chairman), Ms. Collins and Dr. Potter. The Board has determined that each of the members of the Audit Committee is independent under the listing standards of NASDAQ, and that Mr. Landsittel is an “audit committee financial expert” as defined by SEC regulations. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The functions of the Audit Committee are described under “Audit Committee Report.” During FY08 the Audit Committee met nine times.

The Compensation Committee consists of Dr. Potter (Chairman) and Messrs. Landsittel and Laymon. The Board has determined that each of the members of the Compensation Committee is independent under the listing standards of NASDAQ. The Compensation Committee is responsible for establishing executive compensation policies and overseeing executive compensation practices. The roles and responsibilities of the Compensation Committee, management and the compensation consultants are described in greater detail in the “Compensation Discussion and Analysis.” The Compensation Committee is authorized to delegate responsibilities to subcommittees when appropriate but has not done so. During FY08 the Compensation Committee met three times.

The Nominating and Corporate Governance Committee consists of Mr. Jannotta (Chairman), Mr. Birck, Ms. Collins and Mr. Metcalf. The Board has determined that each of the members of the Nominating Committee is independent under the listing standards of NASDAQ. The Nominating Committee oversees the corporate governance and Board membership matters and monitors the independence of the Board. The Nominating Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees for election to the Board, and reviews the performance of the Board. During FY08 the Nominating Committee met twice.

The Executive Committee consists of Frederick A. Krehbiel (Co-Chairman), John H. Krehbiel, Jr. (Co-Chairman), and Messrs. Birck, Jannotta and Slark. The Executive Committee has all the powers and authority of the Board in the management of the business and affairs, except with respect to certain enumerated matters including Board composition and compensation, changes to our charter documents, or any other matter expressly prohibited by law or our charter documents. Pursuant to its charter, the Executive Committee has appointed a subcommittee consisting of Frederick A. Krehbiel, John H. Krehbiel, Jr. and Martin P. Slark to act in certain prescribed and specific areas. During FY08 the Executive Committee did not meet but it acted several times by unanimous written consent.

Corporate Governance Principles

The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, has adopted certain principles relating to corporate governance matters.

–	Process for Identifying Board Candidates

The Nominating and Corporate Governance Committee maintains, with the approval of the Board, certain criteria and procedures relating to the identification, evaluation and selection of candidates to serve on the Board. The minimum criteria sought by the Board for candidates as directors are described in the Board’s “Criteria for Membership on the Board of Directors.” In addition, the Nominating Committee has established “Procedures for Identifying and Evaluating Candidates for Director.” Each of these documents is posted on our Web site, www.molex.com, on the Investor Relations page under Corporate Governance. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders provided that appropriate notice is given.

–	Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the federal securities laws, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2009 proxy statement, your proposal must be received by us no later than May 14, 2009, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, it reserves the right to omit from our proxy statement stockholder proposals that it is not required to include.

Under our Bylaws, in order to nominate a candidate for election to the Board or bring any other business before the stockholders at an annual meeting that will not be included in our proxy statement you must comply with certain procedures. Consistent with our Bylaws, the Nominating and Corporate Governance Committee has adopted “Procedures for Stockholders Submitting Nominating Recommendations,” a copy of which is included in this Proxy Statement as Appendix I. Stockholders who desire to nominate a candidate for election to the Board must follow these procedures. As to any other business that a stockholder proposes to bring before an annual meeting, other than nominations, the Bylaws provide that a stockholder’s notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder making the proposal.

In order to propose a nomination or some other item of business for the 2009 annual meeting of stockholders that will not be included in our proxy statement, you must notify us in writing and such notice must be delivered to the Secretary no earlier than August 3, 2009, and no later than September 2, 2009. You may write to our Secretary at 2222 Wellington Court, Lisle, Illinois 60532 to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals.

–	Outside Board Memberships

In recognition of the increasing demands of board service, the Board has limited the number of public company boards on which our directors and executive officers may serve as follows: (i) non-employee directors are limited to service on three other public company boards; (ii) the Chief Executive Officer and Chief Operating Officer are limited to service on two other public company boards; and (iii) all other executive officers (other than the Co-Chairmen) are limited to service on one other public company board.

–	Change in Director Occupation

When a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is required to tender his or her resignation for consideration by the Board. The Board will determine whether any action should be taken with respect to the resignation.

–	Stockholder Communication with the Board

Our annual meetings provide an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group by following the “Procedures for Stockholder Communications with Directors” included in this Proxy Statement as Appendix II.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill-level required of the members of the Board, as well as competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board.

Director Fees

Each non-employee director receives: (i) an annual retainer of $60,000; (ii) $3,000 for each board meeting attended; and (iii) $2,000 for each committee meeting attended. The non-employee director chairs of the committees receive higher meeting fees in view of their increased responsibilities: the chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee is paid $3,000 per committee meeting attended, and the chair of the Audit Committee is paid $4,000 per committee meeting attended. In addition, non-employee directors are reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.

Stock Options

Each non-employee director receives an annual automatic non-discretionary stock option grant under the 2005 Molex Incentive Stock Option Plan. The options are granted on the date of the annual meeting of stockholders with an exercise price equal to the closing price of the Class A Common Stock on the grant date. Each option vests ratably over four years commencing on the first anniversary of the grant date and expires five years from the grant date. The number of shares underlying the option is 500 multiplied by the number of years of service or fraction thereof. The number of shares underlying a stock option grant cannot exceed 5,000 shares or $150,000 in value, whichever is less.

Deferred Compensation Plan

Our non-employee directors are eligible to participate in the Molex 2005 Outside Directors’ Deferred Compensation Plan under which they may elect on a yearly basis to defer all or a portion of the following year’s compensation. A non-employee director may elect to have the deferred compensation (i) accrue interest during each calendar quarter at a rate equal to the average six month Treasury Bill rate in effect at the beginning of each calendar quarter, or (ii) converted to stock units at the closing price of Molex Common Stock on the date the compensation would otherwise be paid. Upon termination of service as a director, the accumulated amount in the interest account is distributed in cash, and stock units are distributed in equal shares of Molex Common Stock. We impute dividends on each stock unit which is credited to a director and the dividend units are converted into additional stock units on the basis of the market value of the Common Stock on the dividend payment date. The number of outstanding stock units (including dividend units) is included in the “Security Ownership of Directors and Executive Officers” table.

Director Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our non-employee directors for services rendered as directors during FY08. Information about compensation awarded to, paid to or earned by employee directors who are not Named Executive Officers can be found under “Certain Relationships and Related Transactions.”

	Fees Earned or	Option	All Other
Name	Paid in Cash($)(1)	Awards($)(2)	Compensation($)	Total($)

Michael J. Birck	85,000	21,202	-	106,202
Michelle L. Collins	104,000	6,379	-	110,379
Edgar D. Jannotta	93,000	27,037	-	120,037
Kazumasa Kusaka	87,000	604	-	87,604
David L. Landsittel	126,000	3,124	-	129,124
Joe W. Laymon	26,000	-	-	26,000
Donald G. Lubin	81,000	21,202	-	102,202
James S. Metcalf	60,000	604	-	60,604
Robert J. Potter	114,000	27,037	-	141,037

(1)	Includes amounts deferred at the election of a director.

(2)	The amounts shown represent the compensation costs of option awards for financial reporting purposes under FAS 123(R), rather than an amount paid to or realized by the director. The FAS 123(R) value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the FAS 123(R) amounts will ever be realized. Assumptions used in the calculation of these compensation costs are included in Note 17 to the consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on August 6, 2008. Option awards to acquire the following number of shares were outstanding as of June 30, 2008: Mr. Birck 13,400; Ms. Collins 4,000; Mr. Jannotta 17,000; Mr. Kusaka 500; Mr. Landsittel 2,100; Mr. Laymon 0; Mr. Lubin 13,400; Mr. Metcalf 500; and Dr. Potter 17,000.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Molex stock beneficially owned by each director, the Named Executive Officers, and by all directors and executive officers as a group as of September 2, 2008. Molex’s Class A Common Stock is included in the table for informational purposes.

				Class B			Class A
	Common Stock			Common Stock		Total Voting	Common Stock
Name	# Shares(1)%			# Shares	%	Shares	# Shares(1)		# Options(2)%

Michael J. Birck	36,615		*	-	-	36,615	3,000		7,900	*
Michelle L. Collins	5,097		*	-	-	5,097	-		1,950	*
Edgar D. Jannotta	147,709		*	-	-	147,709	76,989		11,000	*
Frederick A. Krehbiel	25,004,012	(3)	25.4	47,052.5	49.9	25,051,064.5	117,335	(4)	150,000	*
Fred L. Krehbiel	959,785		1.0	1,701	1.8	961,486	408,900		204,000	*
John H. Krehbiel, Jr.	31,847,329	(5)	32.4	41,949.5	44.5	31,889,278.5	4,586,730	(6)	170,000	6.0
Kazumasa Kusaka	-		*	-	-	-	-		125	*
David L. Landsittel	8,658		*	-	-	8,658	-		725	*
Joe W. Laymon	4,383		*	-	-	4,383	-		-	*
Donald G. Lubin	35,565		*	-	-	35,565	10,674		7,900	*
James S. Metcalf	-		*	-	-	-	-		125	*
Robert J. Potter	49,818		*	-	-	49,818	6,009		11,000	*
Martin P. Slark (7)	116,402		*	-	-	116,402	119,460		809,375	1.2
Liam G. McCarthy (8)	27,631		*	-	-	27,631	71,332		248,290	*
James E. Fleischhacker (9)	105,246		*	-	-	105,246	51,689		419,687	*
David D. Johnson	2,548		*	-	-	2,548	35,272		160,000	*
David B. Root (10)	862		*	-	-	862	45,759		87,187	*
All Directors and Executive Officers as a Group (21 people) (11)	36,959,163		37.5	90,703	96.2	37,049,866	5,605,057		2,492,451	10.2

*	Less than 1%

(1)	Includes stock units credited to the accounts of non-employee directors under our deferred compensation plans. Stock units are distributed in shares of Common Stock. Messrs. Jannotta and Potter were participants in the deferred compensation plan at the time that Molex issued its Class A Common Stock so their stock unit accounts were credited with one share of Class A Common Stock for each share of Common Stock credited to their accounts at the time of the issuance.

(2)	These are stock options exercisable within 60 days of September 2, 2008.

(3)	Includes 21,407,343 shares held by the Krehbiel Limited Partnership. Mr. Krehbiel and his brother John H. Krehbiel, Jr. are each general and limited partners of the Partnership and share the power to vote and dispose of the shares held by the Partnership. Also includes 3,578,186 shares owned indirectly as trustee for family members and 3,745 shares beneficially owned by Mr. Krehbiel’s spouse. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for family members.

(4)	Includes 109,593 shares owned indirectly as trustee for family members, and 3,666 shares beneficially owned by Mr. Krehbiel’s spouse. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for family members.

(5)	Includes 21,407,343 shares held by the Krehbiel Limited Partnership. See footnote (3) above. Also includes 9,691,112 shares owned indirectly by a trust, 221,275 shares owned indirectly as trustee for family members, and 6,952 shares beneficially owned by Mr. Krehbiel’s spouse. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for family members. 649,752 of these shares are pledged to a financial institution as collateral for a line of credit.

(6)	Includes 3,844,521 shares owned indirectly by a trust, 35,575 shares owned indirectly as trustee for family members and 3,602 shares beneficially owned by Mr. Krehbiel’s spouse. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for family members.

(7)	Includes 115,759 Common Stock shares and 85,979 Class A Common Stock shares beneficially owned by a trust, and 643 Common Stock shares and 9,641 Class A Common Stock shares beneficially owned by family members.

(8)	Includes 4,755 Class A Common Stock shares owned by Mr. McCarthy’s spouse.

(9)	Includes 27 Common Stock shares and 42 Class A Common Stock shares beneficially owned by Mr. Fleischhacker’s spouse.

(10)	Includes 3 Class A Common Stock shares owned by Mr. Root’s spouse.

(11)	The Krehbiel Partnership shares beneficially owned by both Frederick A. Krehbiel and John H. Krehbiel, Jr. are counted once for purposes of these totals.

Stock Ownership Guidelines for Directors and Executive Officers

The stock ownership guidelines for non-employee directors require them to own 500 shares (and/or stock units) of Molex stock within three years of commencement of service and 1,000 shares (and/or stock units) of Molex stock within six years of commencement of service. As of September 2, 2008, each non-employee director, except for Messrs. Kusaka and Metcalf both of whom have served on the Board for less than three years, had met the stock ownership guidelines.

Under the stock ownership guidelines for executive officers, the Chief Executive Officer is required to own Molex stock equal in value to at least three times his annual base salary, and each other executive officer is required to own Molex stock equal in value to at least two times his or her annual base salary. A new executive officer is given five years to meet these guidelines. We make exceptions to these guidelines for an executive officer expected to retire within three years or for economic hardship. As of September 2, 2008, each executive officer had met, or was on track to meet, the stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Molex’s directors and certain of its officers to file reports of their ownership of Molex stock and of changes in such ownership with the SEC. SEC regulations also require us to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. Based on our review of the reports we have received or assisted in preparing, we believe that all of our directors and officers complied with all the reporting requirements applicable to them with respect to transactions during FY08.

SECURITY OWNERSHIP OF MORE THAN 5% STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of the stockholders of more than 5% (other than directors and executive officers) of the outstanding Molex stock as of September 2, 2008. Molex’s Class A Common Stock is included in the table for informational purposes.

			Class A
	Common Stock		Common Stock
Name	# Shares	%	# Shares	%

Krehbiel Limited Partnership (1) 2222 Wellington Court Lisle, IL 60532	21,407,343	21.7%	-	-
Dodge & Cox (2) 555 California Street, 40th Floor San Francisco, CA 94104	-	-	13,994,887	17.7
Invesco Ltd. (3) 1360 Peachtree Street NE Atlanta, GA 30309	-	-	11,198,947	14.2
GE Asset Management Inc. (4) 3001 Summer Street P.O. Box 7900 Stamford, CT 06904	-	-	10,719,722	13.6
Wells Fargo & Company (5) 420 Montgomery Street San Francisco, CA 94163	-	-	5,375,828	6.8

(1)	See footnote (3) of the “Security Ownership of Directors and Executive Officers” table.

(2)	As reported in a Schedule 13G dated January 10, 2008. Dodge & Cox exercises sole voting power over 13,224,682 shares, shared voting power over 42,501 shares, and sole dispositive power over 13,994,887 shares.

(3)	As reported in a Schedule 13G dated February 9, 2008 by Invesco Ltd., AIM Funds Management, Inc., PowerShares Capital Management LLC, PowerShares Capital Management Ireland Ltd., and Stein Roe Investment Counsel, Inc. AIM Funds exercises sole voting and dispositive power over 11,171,287 shares; PowerShares exercises sole voting and dispositive power over 5,430 shares; PowerShares Ireland exercises sole voting and dispositive power over 22 shares; and Stein Roe exercises sole dispositive power over 22,208 shares. Invesco disclaims beneficial ownership of such shares.

(4)	As reported in a Schedule 13G filed on February 13, 2008 by GE Asset Management Inc. (GEAM) and the Trustees of General Electric Pension Trust (GEPT). GEAM claims beneficial ownership of 1,640,097 shares with shared voting and dispositive power over all such shares. GEPT claims beneficial ownership of 9,079,625 shares with sole voting and dispositive power over 7,439,528 shares, and shared voting and dispositive power over 1,640,097 shares. General Electric Company disclaims beneficial ownership of such shares.

(5)	As reported in a Schedule 13G dated February 7, 2008 by Wells Fargo & Company (Wells Fargo) on behalf of Wells Capital Management Incorporated, Wells Fargo Funds Management LLC, and Wells Fargo Bank, NA. Wells Fargo exercises sole voting power over 4,508,633 shares, shared voting power over 7,640 shares, sole dispositive power over 4,449,609 shares, and shared dispositive power over 42,755 shares.

ITEM 2

APPROVAL OF THE MOLEX INCORPORATED ANNUAL INCENTIVE PLAN

On August 1, 2008, upon the recommendation of the Compensation Committee and subject to stockholder approval, the Board approved the Molex Incorporated Annual Incentive Plan (AIP). In the past, we have provided annual cash bonus opportunities to executive officers and other key employees pursuant to individual bonus arrangements. We have determined that adoption of a plan to govern annual cash bonuses is appropriate, will provide us with consistency in the administration of annual bonuses and will also comply with the requirements of Section 162(m) of the Internal Revenue Code.

Purpose of the AIP

The purpose of the AIP is to enhance shareholder value and promote the attainment of our significant business objectives by basing a portion of an employee’s annual cash compensation on the achievement of specific performance goals.

Material Features of the AIP

A summary of the material features of the AIP is set forth below. The plan document is attached to this Proxy Statement as Appendix III. Please refer to the AIP document for a more complete description of its terms and conditions.

Participation in and Administration of the AIP

All of our executive officers and other key employees will be eligible to participate in the AIP. The AIP will be administered by the Compensation Committee with respect to executive officers and by the Chief Executive Officer (CEO) with respect to other key employees. The CEO will determine the other key employees who are eligible to participate in the AIP. Approximately 125 employees would currently be considered eligible to participate in the AIP. The Compensation Committee will determine which participants will be treated as “covered employees” for purposes of Section 162(m) of the Internal Revenue Code.

Determination of Awards. As it relates to awards for executive officers, each year the Compensation Committee will (i) establish one or more performance measures, (ii) set the annual performance goal with respect to such performance measure for the Company, a business unit or an individual, (iii) establish the weighting to be given to the performance measure and performance goal, and (iv) designate whether an award will be a Section 162(m) Award. As it relates to awards for other key employees, each year the CEO will make the same determinations as described above except he will not be designating Section 162(m) Awards.

Section 162(m) Awards. Section 162(m) precludes us from taking a deduction for compensation in excess of $1 million paid to certain of our executive officers. Certain qualified performance-based compensation is excluded from this limitation. If the AIP is approved and the other conditions of the AIP and Section 162(m) are met, the payment of annual incentives will be excluded from the Section 162(m) limitation because they will qualify as performance-based compensation.

Performance Measures. Performance goals will be based on one or more of the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, return on net assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); EBIT or earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; total shareholder return; customer satisfaction; working capital targets; and economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

In the Compensation Committee’s and/or the CEO’s discretion, performance goals may be expressed in terms of attaining a specified level of the particular measure, or the attainment of a percentage increase or decrease in the particular measure, or any of the performance measures as compared to the performance of a group of comparator companies, or published or special indices, or the Compensation Committee and/or the CEO may select a share price as compared to various stock market indices.

Performance Evaluation. The Compensation Committee and/or the CEO may provide that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items; acquisitions or divestitures; and foreign exchange gains and losses.

Amount Available for Awards

The Compensation Committee and/or the CEO will determine the amount available for payment of annual bonuses in any year or any other measurement period. The aggregate maximum amount that may be paid to any one participant during any fiscal year with respect to all awards under the AIP is $10,000,000.

Distribution of Awards

Awards under the AIP for a particular year or other measurement period are paid in cash promptly after the end of that year or other measurement period.

Repayment of Awards

The Board may require reimbursement of bonuses paid to a named executive officer where (i) the payment was predicated in whole or in part upon the achievement of certain financial results that were subsequently the subject of a material restatement, (ii) in the Board’s view the named executive officer engaged in fraud or misconduct that caused the need for the restatement, and (iii) a lower bonus would have been made to the named executive officer based upon the restated financial results. The Board may also seek reimbursement of bonuses paid to any named executive officer in other circumstances involving fraud or misconduct if such fraud or misconduct caused substantial harm to the Company even in the absence of a restatement of the Company’s financial statements.

Termination of Employment

Generally, a participant must be actively employed on the date the amount payable with respect to his/her bonus is determined in order to be entitled to payment of the bonus. A participant whose employment is terminated prior to a determination date for any reason, other than discharge for cause or voluntary resignation, may receive a full or partial bonus as determined by the Compensation Committee and/or the CEO, as applicable.

Amendment and Termination

The Board may at any time amend, suspend or discontinue the AIP, in whole or in part. The Compensation Committee and/or the CEO, as applicable, may at any time alter or amend any or all award documents under the AIP to the extent permitted by law. Stockholder approval may be required for actions that affect Section 162(m) Awards.

New Plan Benefits

Future benefits that may be awarded under the AIP are subject to the discretion of the respective administrator and are not currently determinable.

Vote Required

Item 2 must be approved separately by a majority of the shares of Common Stock voting as a class and the majority of the shares of Class B Common Stock voting as a class. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the result of the votes on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2

ITEM 3

APPROVAL OF THE 2008 MOLEX STOCK INCENTIVE PLAN

We are proposing the adoption of the 2008 Molex Stock Incentive Plan (SIP) to (i) add to the number of shares currently available for equity grants to our directors, officers and employees, (ii) provide greater flexibility in the terms and conditions of awards, and (iii) conform our stock incentive plan to current best practices and changes in federal tax law.

We currently maintain three stockholder-approved stock incentive plans that allow us to make grants to directors, officers and employees. As noted in the following table, each plan has outstanding awards and shares available for grant. The three plans will be referred to as the “Existing Plans” in this summary. On August 1, 2008, the Board of Directors adopted, subject to stockholder approval, the SIP which will replace the Existing Plans.

	Number of		Shares
	Shares	Outstanding	Available
	Authorized	Awards as of	for Grant as of
Existing Plan	for Grant	June 30, 2008	June 30, 2008

The 1998 Molex Stock Option and Restricted Stock Plan	12,500,000	3,663,119	3,218,797
The 2000 Molex Long-Term Stock Plan	12,000,000	5,885,198	4,155,395
The 2005 Molex Incentive Stock Option Plan	500,000	47,700	451,750

If the SIP is approved by our stockholders, no further stock incentives will be granted under any of the Existing Plans. Any shares remaining available for grant under the Existing Plans, however, will become available for use under the SIP. The Existing Plans will remain in effect until the awards previously granted under those plans have been exercised, forfeited, are otherwise terminated, or any and all restrictions lapse, as the case may be, in accordance with the terms of such awards. In the event that any shares subject to outstanding awards granted under the Existing Plans again become available for the issuance of awards pursuant to the Existing Plans, then such shares will become available for use under the SIP.

Purpose of the SIP

The purpose of the SIP is to optimize our profitability and growth through stock incentives which are consistent with our goals and which link and align the personal interests of directors, officers and employees to those of our stockholders. The SIP will also enable us to attract, motivate, and retain directors, officers and employees who make significant contributions to our success and to allow such individuals to share in our success. The plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code by qualifying awards as performance-based compensation.

Material Features of the SIP

A summary of the material features of the SIP is set forth below. The plan document is attached to this Proxy Statement as Appendix IV. Please refer to the SIP document for a more complete description of its terms and conditions.

Shares Available Under the SIP

Upon approval of the SIP by our stockholders, there will be an aggregate of 5,000,000 shares of our Class A Common Stock available for issuance pursuant to awards under the SIP, plus:

•	The number of shares that remains available for grant under the Existing Plans on the date of the annual meeting, and

•	Shares that would have again become available for issuance pursuant to the terms of awards previously granted under the Existing Plans and outstanding on the date of the annual meeting if those awards expire, terminate or are otherwise forfeited before being exercised or settled in full.

The additional 5,000,000 shares to be used under the SIP will be registered with the SEC on a Form S-8. Shares under the Existing Plans are already registered with the SEC. Shares covered by an award will only be counted as used if they are actually issued. Any shares related to an award that terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares will be available again for grant under the Plan. No participant may receive awards exceeding 500,000 shares of Class A Common Stock in a single calendar year.

Administration of the SIP; Eligibility and Awards

The SIP will be administered by the Compensation Committee and the Stock Option Plan Committee. The Compensation Committee, which is comprised of independent directors, will be responsible for administering awards to executive officers. The Stock Option Plan Committee, which is comprised of Frederick A. Krehbiel, John H. Krehbiel, Jr., and Martin P. Slark, will be responsible for administering awards to employees who are not executive officers. The respective committee will select the individuals eligible to participate in the SIP, the types of awards granted, the times at which awards may be granted and the number of shares to be covered by each award granted. The respective committee will also have the authority to interpret and administer the SIP, to determine the terms and conditions of awards and to make all other determinations relating to the SIP that it deems necessary or desirable for the administration of the plan. The SIP will terminate on October 30, 2018, ten years after it is approved by our stockholders except with respect to awards then outstanding. Only the Board may amend, suspend or terminate the SIP.

All of our directors, officers and employees will be eligible to participate in the SIP. Approximately 1,082 individuals currently participate in the Existing Plans and are considered to be eligible to participate in the SIP. Awards that may be granted under the SIP include stock options, restricted stock, and performance shares. All grants will be evidenced by an award agreement in a form, and containing such terms and conditions, as the respective committee determines. The Board has adopted equity grant procedures that govern the timing of annual grants: annual grants to executive officers are made on August 15 of each year (or the next trading day if markets are closed on August 15); annual grants to other employees are made on February 1 of each year (or the next trading day if markets are closed on February 1); annual grants to directors occur on the date of the annual meeting of stockholders. While awards typically are granted to selected eligible participants once a year, the respective committee may grant awards to any eligible participant at any time.

Stock Options

Stock options may be granted alone or in addition to other awards. Stock options may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal

Revenue Code; provided, that incentive stock options may only be granted to officers and employees and are subject to the requirements of Section 422 of the Internal Revenue Code as explained in the SIP.

The exercise price for stock options granted to directors and executive officers may not be less than 100% of the fair market value of the shares on the grant date. The Stock Option Plan Committee may grant stock options to employees who are not executive officers at an exercise price that is less than the fair market value of the shares on the grant date. Employees who are not executive officers generally receive stock options with an exercise price equal to 50% of the fair market value.

Non-employee directors will continue to receive non-qualified stock options pursuant to a non-discretionary formula. They will be granted stock options to purchase 500 shares multiplied by the number of years of service, or fraction thereof, on the date of the annual meeting of stockholders. In no event, however, will a non-employee director receive an annual grant in excess of 5,000 shares or with a value in excess of $150,000, whichever is less.

Stock options will vest and be exercised as determined by the respective committee and may be exercised during a term not to exceed 10 years from the grant date. Accelerated vesting of stock options occurs in the event of death, disability, retirement or involuntary termination, as defined in the SIP. Stock options may not be transferred, other than by will or by the laws of descent and distribution.

The respective committee may determine the permitted methods of payment of the exercise price, which may include cash, the tender of previously acquired shares of Molex stock, “cashless” (broker-assisted) exercise, any combination of these methods, or any other method approved or accepted by the respective committee. Discounted stock options granted to U.S. employees are automatically exercised on the date of vesting with settlement to the participant through a net share delivery approach. This means that we withhold a number of shares underlying the stock option to pay for the exercise price and applicable taxes, and the remaining “net” shares are distributed to the participant.

Restricted Stock

Restricted stock may be granted alone or in addition to other awards. The SIP provides that the respective committee may grant shares of restricted stock and determine the vesting period and number of shares of restricted stock for each award. Restricted stock may not be sold, transferred or otherwise disposed of by participants, and may be forfeited in the event of termination of employment or service, prior to vesting. Upon vesting, the restricted stock is distributed to the participant.

Accelerated vesting of restricted stock occurs in the event of death, disability, retirement or involuntary termination, as defined in the SIP. Unvested restricted stock will be cancelled immediately upon a termination of employment or service other than for death, disability, retirement, or involuntary termination. Restricted stock becomes freely transferable once it has vested and has been distributed to a participant.

Performance Shares

Performance shares may be granted alone or in addition to other awards. The amount of the award to be distributed, the performance goal to be achieved during any performance period and the length of the performance period will be determined by the respective committee. Performance shares will be distributed only after the end of the relevant performance period. The performance goals will be objectively measurable and will be based upon one or more of the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, return on net assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); EBIT or earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; total shareholder return; customer satisfaction; working capital targets; and economic value added or EVA ® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

The vesting of performance shares will be based on the attainment of performance goals pre-established by the respective committee from the list of applicable performance measures. The respective committee also has the authority to provide for accelerated vesting of any performance shares based on the achievement of performance goals pursuant to the specified performance measure in the event of death, disability, retirement or involuntary termination that occurs during the last six months of a performance period. Unvested performance shares will be cancelled immediately upon a termination of employment or service other than for death, disability or retirement. Performance shares may not be transferred until all conditions and restrictions have been satisfied, other than by will or by the laws of descent and distribution.

Adjustment and Change in Control Provisions

The number of shares available under the SIP and the terms and conditions of awards (e.g., the exercise price of stock options, the number and kind of shares subject to outstanding awards, restriction period, performance periods, etc.) may be adjusted in the event of unusual events such as distributions in connection with a merger or reorganization or stock splits. In the event of a change in control: (i) all stock options will become immediately vested and exercisable, (ii) all restricted stock will become fully vested and be distributed; and (iii) all performance shares will be deemed to have been earned as of the effective date of the change in control, the performance shares will become fully vested, and there will be paid out a pro rata number of shares.

A change in control is defined to include:

•	The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-4 promulgated under the Exchange Act) of more than fifty percent (50%) of either the outstanding shares of common stock of Molex or the combined voting power of Molex’s then outstanding voting securities entitled to vote generally;

•	The approval by Molex’s stockholders of a reorganization, merger or consolidation, in each case, with respect to which persons who were Molex stockholders immediately prior to such reorganization, merger or consolidation, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

•	A liquidation or dissolution of Molex; or

•	The sale of all or substantially all of Molex’s assets (i.e., greater than 40% of the total gross fair market value of all of the assets of Molex immediately prior to such sale or disposition) within a 12-month period ending on the date of the most recent sale or disposition.

Forfeiture

Awards under the SIP may be forfeited if (i) the recipient engages in competitive activities during employment or within one year after termination of employment; (ii) the recipient solicits employees to work for another organization during employment or within two years after termination of employment; or (iii) the recipient’s employment is terminated for cause, as defined in the SIP. Awards may also be forfeited in certain circumstances if Molex is required to restate its financial statements.

Certain Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax consequences to participants and Molex relating to awards. This discussion does not cover all tax consequences relating to the awards, and assumes, with respect to deductibility of compensation by Molex, that to the extent applicable, the requirements of Section 162(m) of the Internal Revenue Code have been satisfied. Also, our ability to obtain a deduction for future payments under the SIP could be limited by the “golden parachute rules” of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control. The tax treatment may also vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below.

A participant who receives stock options generally will not recognize any income, nor will we be entitled to any tax deduction, in the year of the grant. At the time that a nonqualified stock option is exercised, the participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares purchased over (b) the exercise price of the stock option. We generally will be entitled to a tax deduction in an amount equal to the amount includible in the income of the participant in the taxable year in which the participant is required to recognize the income.

A participant who disposes of shares received upon the exercise of a nonqualified stock option will recognize capital gain (or loss) in an amount equal to the difference between (a) the amount realized on the disposition of the shares, and (b) the fair market value of the shares on the exercise date. The capital gain (or loss) will be considered long-term if the shares received upon exercise are held for more than one year after exercise. We are not entitled to any deduction for federal income tax purposes upon a participant’s disposition of stock received upon the exercise of a non-qualified stock option.

A participant will recognize no income for federal income tax purposes upon the grant or the exercise of an incentive stock option, provided that the exercise occurs during employment or within three months after termination, other than in the case of death or disability. If the shares acquired upon the exercise are held for a minimum of both (a) two years from the grant date and (b) one year from the exercise date, then any gain or loss recognized by the participant on the sale of such shares will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction for federal income tax purposes. If the shares acquired are not held for these minimum periods, then the participant will be required to recognize ordinary income in the year of the disposition to the extent that the fair market value of the shares on the exercise date or the sale price, whichever is less, exceeds the exercise price for the shares. We generally will be entitled to a deduction for federal income tax purposes equal to the amount the participant is required to recognize as ordinary income.

A participant who receives awards payable in restricted stock or performance shares will not recognize income for federal income tax purposes until the awards vest. At that time, the participant will recognize ordinary income on the excess of (a) the fair market value of the shares on the vesting date over (b) the amount, if any, paid for the shares. We will be entitled to take a tax deduction in an amount equal to the ordinary income recognized by the participant.

An employee participant will be subject to withholding for federal and, if applicable, state and local, income taxes at the time the participant recognizes income under the rules described above with respect to shares. As such, we will have the right to make all payments or distributions to a participant net of any taxes required to be paid at such time. We will have the right to withhold from wages or other amounts otherwise payable such withholding taxes as may be required by law, to otherwise require the participant to pay such withholding taxes or to take such other action as may be necessary to satisfy such withholding obligations. Non-employee directors are not subject to withholding by us and must make their own arrangements for satisfying any tax obligations they may have in connection with the grant or exercise of an award under the SIP.

Internal Revenue Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation, as defined in Section 409A, under a plan that fails to satisfy certain requirements. Awards made pursuant to the SIP are designed to comply with the requirements of Section 409A to the extent such awards are not exempt from coverage. However, if the SIP fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

Future benefits that may be awarded under the SIP are subject to the discretion of the respective committee and, therefore, are not currently determinable.

Vote Required

Item 3 must be approved separately by a majority of the shares of Common Stock voting as a class and the majority of the shares of Class B Common Stock voting as a class. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the result of the votes on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3

ITEM 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP (E&Y) as Molex’s independent auditors for the fiscal year ending June 30, 2009, and has further directed that the Board submit the selection of independent auditors for ratification by the stockholders at the annual meeting. A representative of E&Y is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Stockholder ratification of the selection of E&Y as Molex’s independent auditors is not required by the Bylaws or otherwise, but the Board believes that as a matter of corporate practice the selection of E&Y should be submitted to Molex’s stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will consider whether or not to retain E&Y. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Molex and its stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 4

AUDIT MATTERS

Audit Committee Report

The Audit Committee acts on behalf of the Board of Directors by providing oversight on the following matters: the quality and integrity of Molex’s financial statements, internal controls and other accounting, auditing and reporting practices; the audits of Molex’s financial statements; compliance with legal and regulatory requirements; and the activities of the internal audit function. Molex’s management is responsible for preparing the financial statements, establishing and maintaining the system of internal controls, and assessing the effectiveness of Molex’s internal control over financial reporting. E&Y is responsible for auditing the annual financial statements and expressing opinions on the conformity of the financial statements with U.S. generally accepted accounting principles, and on the effectiveness of Molex’s internal control over financial reporting based on its audit.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the fiscal year ended June 30, 2008 and the reasonableness of significant estimates and judgments made in preparing the financial statements, as well as the clarity of the disclosures in the financial statements. The Audit Committee also discussed separately with Molex’s internal auditor and E&Y, with and without management present, their evaluations of Molex’s internal control over financial reporting and the overall quality of Molex’s financial reporting.

The Audit Committee discussed with E&Y such matters as are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, E&Y has provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and E&Y have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by E&Y and the fees and costs billed and expected to be billed by

E&Y for those services. All of the non-audit services provided by E&Y have been pre-approved by the Audit Committee in accordance with its pre-approval policy. When approving the retention of E&Y for these non-audit services, the Audit Committee has considered whether the retention of E&Y for these non-audit services is compatible with maintaining auditor independence.

In reliance on the reviews and discussions with management and E&Y referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Molex’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for filing with the SEC. The Audit Committee also approved the selection of E&Y as Molex’s independent auditors for the fiscal year ending June 30, 2009.

The Audit Committee:
David L. Landsittel, Chairman
Michelle L. Collins
Robert J. Potter

Independent Auditors’ Fees

The following table presents fees for professional audit services rendered by Molex’s independent auditors for the audit of Molex’s annual financial statements for FY08 and FY07, and fees billed for other services rendered by the independent auditors during those periods.

	FY08	FY07

Audit Fees (1)	$3,529,439	$3,712,018
Audit-Related Fees (2)	$444,981	$524,469
Tax Fees (3)	$1,277,292	$931,879
All Other Fees (4)	-	$17,405

Total	$5,251,712	$5,185,771

(1)	Audit Fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audit services.

(2)	Audit-related fees were principally for consultations as to the accounting or disclosure treatment of transactions or events, services related to post-acquisition reviews, royalty audits and local grant audits, preliminary due diligence pertaining to potential business acquisitions/dispositions and financial statement audits of employee benefit plans. The FY07 fees include services provided by E&Y relating to the review of our past stock option granting practices.

(3)	Tax fees were principally for services related to domestic and international tax compliance and reporting, including services related to expatriate tax compliance.

(4)	During FY07, Molex reimbursed E&Y for its reasonable costs incurred in responding to discovery subpoena related to the securities litigation in which Molex was involved.

Policy on Audit Committee Pre-Approval of Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Management submits to the Audit Committee a list of services and related fees expected to be rendered during that year within each of four categories of services: audit services, audit-related services, tax services, and all other services. Prior to engagement, the Audit Committee pre-approves services within each category and the fees for each category are budgeted. The Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. Pursuant to the policy, 100% of all services provided by the independent auditors were pre-approved by the Audit Committee.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit

Committee. The Chairman reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that the performance and contributions of our executive officers are critical to the overall success of Molex. To attract, retain and motivate our executives to accomplish our business strategies, we have implemented executive compensation programs providing executives with the opportunity to earn compensation comparable to that paid by companies with which we compete for top talent and that reward strong performance and creation of stockholder value. The Compensation Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing our executive compensation practices. The Committee has engaged The Delves Group to provide advice and assist it in its decision-making and the firm’s sole engagement for Molex is as compensation consultant to the Committee.

Objectives

The overall objectives of our executive compensation program are to attract world-class executive talent, retain key leaders, reward short- and long-term performance, and align executives’ long-term interests with those of our stockholders. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

•	Performance - We endeavor to align executive compensation with the achievement of operational and financial results and individual contributions.

•	Balance - We balance rewards for our demanding executive roles between short-term and long-term financial and strategic decisions to enhance performance over time.

•	Competitiveness - We believe that in total our executive compensation should be targeted above the median of our peer group. This target compensation positioning allows us to retain highly experienced executives and to effectively recruit highly qualified candidates when necessary.

Procedures Used to Establish Executive Compensation

Each year the Committee reviews and considers market data (base salary, target bonus, total cash, long-term stock incentives and total direct compensation) of Molex’s peer group along with the individual responsibilities of each executive when setting annual targeted pay opportunities. Annually, the Committee uses tally sheets to review all elements of total compensation, including outstanding equity awards and projected payments upon termination.

In determining the design and the level of each element of compensation we undertake a thorough review of competitive market information. Management has retained Watson Wyatt to develop competitive market information and assist us in making recommendations to the Committee with respect to the composition of the peer group companies, total compensation levels for our executive officers, and the mix and design of incentive compensation. The companies in the peer group are representative of the types of companies with which we compete for executive talent. The 2008 peer group was comprised of the following companies: Amphenol Corp., Analog Devices, AVX Corp., Benchmark Electronics, Cooper Industries, Genuine Parts Co., Hubbel Inc., ITT Corp., Jabil Circuit, KLA-Tencor Corp., Network Appliance, Seagate Technology, SPX Corp., Teradyne, Thomas & Betts Corp., Vishay Intertechnology and Western Digital Corp. The peer group company compensation data that is presented to the Committee is supplemented with compensation data from broader, general industry surveys provided by Watson Wyatt.

Recommendations on the CEO’s compensation arrangements are made by the Co-Chairmen of the Board and the CEO’s pay is set by the Committee during executive session based on the Committee’s assessment of the CEO’s individual performance, the financial and operating performance of Molex, the recommendations of the Co-Chairmen, competitive market data, and advice of The Delves Group. The CEO presents his assessment of the performance of other executive officers and makes recommendations to the Committee concerning the compensation of such officers. The Committee considers the CEO’s recommendations based on each executive’s individual responsibility, performance, overall contribution, competitive market data and advice of The Delves Group, then determines the compensation arrangements for these individuals.

Elements of Compensation

Our executive compensation program is comprised primarily of three elements: base salary, annual cash incentives and long-term equity incentives. Each of these elements plays an important role in balancing executive rewards over short- and long-term periods, based on our program objectives.

Although we have no formal policy for a specific allocation between current and long-term compensation or between cash and non-cash compensation, the Committee has established a pay mix for executive officers that balances performance-based pay with retention-based equity awards. Executive compensation is divided between current and long-term compensation, and cash and non-cash compensation, to generally reflect market practice and to provide executive officers with attractive levels of pay while encouraging officers to remain with us for the long-term. Generally, the amount of equity compensation granted is not impacted by the realized or potentially realizable gains of past equity awards.

Base Salary

The base salary of an executive takes into account the executive’s performance, responsibilities, experience and internal equity. We target base salaries between the 50th and 75th percentiles of our peer group with the expectation that successful performance over time will position pay at or above the 75th percentile. In any given year, actual individual salaries may range above or below the 75th percentile based on a variety of factors, including position level, executive experience relative to industry peers, tenure, individual performance, future potential, and leadership qualities.

Annual Bonuses

Annual bonuses are provided to reward executives both for Molex performance toward corporate growth objectives and performance of their individual objectives. The annual bonus is a short-term annual incentive paid in cash pursuant to arrangements that cover all executive officers and provide that a bonus will be paid upon the achievement of two performance metrics: a quantitative performance measure that makes up 80% of the bonus, and performance against previously-defined individual goals, which makes up the remaining 20%. The Committee selects the performance measure at the beginning of each fiscal year. The annual cash incentive is targeted at the median of the peer group, and depending on Molex and individual performance, actual bonuses can vary widely.

Individual performance goals are established by the Committee and the CEO at the beginning of each fiscal year. These individual performance goals may be based on a variety of factors, including internal budget goals, investor expectations, peer company results, prior year Molex performance, upcoming fiscal year business plans, and strategic initiatives. Each officer’s performance against individual goals is assessed at the end of the fiscal year.

For FY08, the Committee determined that bonuses would be paid out upon the achievement of any improvement in operating income as compared to FY07 with target bonuses set at 15% growth in operating income and maximum bonuses set at 30% growth in operating income. The target and maximum award opportunities as a percent of base salary for our NEOs are as follows:

Name	Target	Maximum

Mr. Slark	75%	150%
Mr. McCarthy	60%	120%
Mr. Johnson	60%	120%
Mr. Fleischhacker	50%	100%
Mr. Root	50%	100%

Long-Term Incentives

The Committee awards a combination of stock options and restricted stock to focus executive officers on long-term value creation and achievement of key performance goals. Equity awards help to align the interests of our executive officers with those of our stockholders. Executive officers receive stock options that provide them with the right to buy a fixed number of shares of Molex Class A Common Stock at the closing price of the stock on the grant date. Generally, options vest ratably over four years beginning on the first anniversary of the grant date. Restricted stock awards of Molex Class A Common Stock are granted at no cost to the executive officer. Generally, restricted stock awards vest ratably over four years beginning on the first anniversary of the grant date. The vesting of stock options and restricted stock awards is accelerated upon the death, total disability or qualified retirement of an executive officer.

We believe that equity awards, more than any other element of compensation, provide our executive officers with incentives to improve the performance of Molex over the long-term. This performance incentive combined with the fact that equity awards allow us to retain valuable executives and align the interests of our executives with those of stockholders, is why the Committee has historically provided equity awards that are at the 75th percentile or higher of our peer group.

All long-term incentives grants for executive officers are approved by the Committee and routine annual grants occur on August 15 (or the next trading day if markets are closed on August 15).

FY08 Compensation Decisions

As previously noted, the Committee selected year-over-year growth in operating income as the performance measure for the FY08 annual bonus. The Committee approved individual performance goals at the beginning of FY08 for the CEO, and the Committee and the CEO approved performance goals for the other executive officers. The CEO’s individual performance goal areas included: year-over-year improvement in operating performance for each of the divisions; strengthening Molex’s global compliance and ethics program; increased stakeholder contact; talent development and effective succession planning; and revenue growth through acquisitions and strategic alliances.

In August 2008, the Committee and the Co-Chairman of the Board conducted an evaluation of the performance of the CEO, and the Committee and the CEO conducted an evaluation of the performance of the other executive officers during FY08 against pre-established goals. Based upon these evaluations, decisions were made regarding salary increases and annual bonuses. The Named Executive Officers received salary increases ranging from 3.5% to 4% effective September 1, 2008. We did not have any improvement in operating income in FY08 and the executive officers, including the Named Executive Officers, did not receive an annual bonus.

In keeping with our philosophy of aligning management and stockholder interests and considering the future contributions expected of the executive officers, the Committee granted on August 15, 2007, long-term incentive awards to each executive officer. See the “Grants of Plan-Based Awards Table” for the equity granted to the Named Executive Officers in FY08.

Retirement, Savings and Insurance Benefits

In order to provide competitive total compensation, we offer qualified profit sharing and 401(k) defined contribution plans. U.S. executive officers participate in these plans on the same terms as other salaried employees. The ability of executive officers to participate fully in these plans is limited under IRS and ERISA requirements. As is commonly the case among our peer group, we offer to executive officers nonqualified counterparts to these plans, which are not subject to these limitations. Additionally, we offer a nonqualified deferred compensation plan, supplemental life insurance, supplemental travel/accident insurance and the opportunity to purchase supplemental life insurance coverage.

We do not offer pension benefits to our executive officers. On a case-by-case basis, the Committee has approved individual retirement packages, in addition to the retirement benefits generally available under other employee benefit plans, to retiring executive officers based on years of service and contributions to Molex.

Defined Contribution Plans

The Molex Incorporated Profit Sharing and Retirement Plan is a defined contribution plan under which we make discretionary annual contributions of a fixed percentage of eligible compensation to a participant’s account. We make contributions to the Profit Sharing Plan for executive officers on the same terms as applicable to all participating employees. During FY08, we made a contribution equal to 9.2% of eligible compensation to all eligible employees, including the U.S. executive officers.

U.S. executive officers may also participate in the Molex Incorporated Employees 401(k) Plan, a defined contribution plan. Under this plan, each executive officer may contribute a maximum of 25% of eligible pay on a pre-tax basis up to the IRS limit. We match the contributions of executive officers on the same terms as are applicable to all participating employees - up to 1% of an employee’s contributions. Additional information about these plans can be found under “Executive Compensation.”

Supplemental Executive Retirement Plan

The Molex Supplemental Executive Retirement Plan is a non-qualified defined contribution plan available to all participants in the Profit Sharing Plan who are affected by the IRS contribution limit. Additional information about this plan can be found under “Executive Compensation.”

Executive Deferred Compensation Plan

The Molex Executive Deferred Compensation Plan permits participants to defer all or a portion of their base salary and bonus during the plan year. Additional information about this plan can be found under “Executive Compensation.”

Executive Perquisites

We provide certain perquisites to our executive officers. We are selective in our use of perquisites, utilizing perquisites of which the value is generally modest; these perquisites may include car allowances or leased cars, financial planning and counseling, executive physical medical examinations and other customary executive perquisites. The Committee has adopted a perquisite pre-approval policy under which certain perquisites and maximum amounts for such perquisites have been pre-approved by the Committee. The Committee has delegated authority to the CEO to approve such perquisites for other executive officers. The Committee must separately approve perquisites not specified included in the policy or amounts that exceed the specified amounts.

Employment Agreements, Severance Arrangements and Change in Control Benefits

We do not currently offer employment agreements, severance agreements, or change in control agreements to any executive officer. As the Committee annually reassesses the effectiveness of the executive compensation program, it also assesses the merits of offering these types of arrangements for executives. The Committee may decide to offer these types of benefits in the future.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, executive compensation in excess of $1 million paid to certain executive officers is generally not deductible for purposes of corporate federal income taxes unless it qualifies as performance-based compensation. The Committee intends to rely on performance-based compensation practices and such practices will be designed to fulfill, in the best possible manner, future corporate business objectives. We will take appropriate action to maintain the tax deductibility of our executive compensation. However, when warranted due to competitive or other factors, the Committee may decide in certain circumstances to exceed the deductibility limit or to otherwise pay non-deductible compensation.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose executive officers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans or arrangements.

Accordingly, it is our intention to design and administer, and where applicable to amend, our compensation and benefits plans and arrangements for all executive officers so that they are either exempt from, or satisfy the requirements of, Section 409A.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Compensation Committee:
Robert J. Potter, Chairman
David L. Landsittel
Joe W. Laymon

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth dollar amounts concerning compensation awarded to, paid to, or earned by each of our of Named Executive Officers (NEO) for all services rendered in all capacities during FY08 and FY07.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name	Year	Salary	Awards(1)	Awards(1)	Compensation(2)	Compensation(3)	Total

Martin P. Slark	2008	878,333	1,380,194	1,627,679	-	163,212	4,049,418
Vice Chairman &	2007	833,333	1,120,651	1,858,885	-	199,854	4,012,723
Chief Executive Officer
Liam G. McCarthy	2008	568,332	550,926	839,148	-	93,302	2,051,708
President & Chief	2007	545,825	413,499	762,822	-	155,583	1,877,729
Operating Officer
James E. Fleischhacker	2008	480,291	539,048	778,047	-	75,048	1,872,434
Executive Vice President & President, Transportation Products Division	2007	461,818	567,327	1,007,831	-	82,332	2,119,308
David D. Johnson	2008	477,400	616,012	552,701	-	64,143	1,710,256
Executive Vice President, Treasurer & Chief Financial Officer	2007	455,000	458,833	392,484	-	103,596	1,409,913
David B. Root	2008	392,460	366,013	374,358	-	306,151	1,438,982
Executive Vice President & President, Commercial Products Division	2007	376,500	258,465	381,544	-	92,952	1,109,461

(1)	The amounts shown represent the compensation cost of stock awards and option awards for financial reporting purposes under FAS 123(R), rather than an amount paid to or realized by the NEOs. The FAS 123(R) value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the FAS 123(R) amounts will ever be realized. For FY08, assumptions used in the calculation of these compensation costs are included in Note 17 to the consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on August 6, 2008.

(2)	Since our annual incentive performance measures were not met in FY08 and FY07, the NEOs did not receive a bonus.

(3)	See the “All Other Compensation Table.”

All Other Compensation Table

The following table sets forth dollar amounts for other compensation provided to the NEOs included in the “All Other Compensation” column of the “Summary Compensation Table.”

					Company
					Contributions to
					Defined	Life
			Tax	Retirement/	Contribution	Insurance
Name	Year	Perquisite(1)	Gross-Up(2)	Severance	Plans(3)	Premiums	Total

M. Slark	2008	67,687	737	-	91,493	3,295	163,212
	2007	57,752	1,993	-	136,086	4,023	199,854
L. McCarthy	2008	32,307	125	-	59,268	1,602	93,302
	2007	58,876	408	-	94,523	1,776	155,583
J. Fleischhacker	2008	22,486	843	-	50,117	1,602	75,048
	2007	7,970	166	-	72,420	1,776	82,332
D. Johnson	2008	11,911	814	-	49,816	1,602	64,143
	2007	25,038	-	-	76,782	1,776	103,596
D. Root	2008	262,838	724	-	40,987	1,602	306,151
	2007	32,204	125	-	58,847	1,776	92,952

(1)	See the “Perquisites Table.”

(2)	Tax gross-ups relate to service anniversary awards, annual medical examinations and spousal travel for business purposes.

(3)	See the “Company Contributions Table.”

Perquisites Table

The following table sets forth dollar amounts for perquisites provided to the NEOs included in the “Perquisites” column of the “All Other Compensation Table.” The amounts included in the table reflect the actual cost to Molex for providing these perquisites.

					Overseas
		Leased	Financial	Medical	Assignment		Spousal
Name	Year	Vehicle	Planning	Exam	Expenses(1)	Clubs(2)	Travel	Gifts(3)	Total

M. Slark	2008	30,680	26,996	1,465	-	8,546	-	-	67,687
	2007	19,264	23,354	1,685	-	6,490	-	6,959	57,752
L. McCarthy	2008	27,107	5,200	-	-	-	-	-	32,307
	2007	45,716	8,406	-	-	300	-	4,454	54,422
J. Fleischhacker	2008	7,626	12,792	-	-	350	1,718	-	22,486
	2007	1,422	6,198	-	-	350	-	-	7,970
D. Johnson	2008	7,597	2,364	1,950	-	-	-	-	11,911
	2007	22,239	2,799	-	-	-	-	-	25,038
D. Root	2008	1,499	-	-	248,766	12,573	-	-	262,838
	2007	23,196	-	2,674	-	750	5,584	-	32,204

(1)	Mr. Root served on expatriate assignment in Singapore during all of FY08. The amount shown includes rent and house maintenance expenses for Mr. Root’s residence in Singapore, tax equalization, expatriate travel expenses for him and his family, and payments to recognize the cost of living differential between the U.S. and Singapore. These expenses are within our Foreign Service Employees Policies & Procedures.

(2)	The amounts for Mr. Slark include memberships in the Chicago Club and the Mid-America Club. These two memberships are used primarily for business purposes, but because corporate members are not permitted, the memberships are held in Mr. Slark’s name. The amount for Mr. Root includes membership in a club in Singapore that is an enhanced benefit outside of our Foreign Service Employees Policies & Procedures but within the Compensation Committee’s perquisite pre-approval policy. All other amounts represent memberships in airline club lounges.

(3)	The amounts represent the dollar value of service anniversary awards made by Molex.

Company Contributions Table

The following table sets forth dollar amounts included in the “Company Contributions to Defined Contribution Plans” column of the “All Other Compensation Table” as follows: (i) Molex matching contributions to the Molex Incorporated 401(k) Savings Plan, (ii) Molex contributions to the Molex Incorporated Profit Sharing and Retirement Plan, and (iii) Molex contributions to the 2005 Molex Supplemental Executive Retirement Plan. This table does not include contributions made by each of the NEOs to these plans.

Name	Year	401(k) Plan	Profit-Sharing	SERP	Total

M. Slark	2008	2,300	21,741	67,452	91,493
	2007	2,300	21,021	112,765	136,086
L. McCarthy	2008	2,300	21,741	35,227	59,268
	2007	2,300	21,021	71,202	94,523
J. Fleischhacker	2008	2,300	21,741	26,076	50,117
	2007	2,300	21,021	49,099	72,420
D. Johnson	2008	2,300	21,741	25,775	49,816
	2007	2,300	21,021	53,461	76,782
D. Root	2008	2,300	21,741	16,946	40,987
	2007	2,300	21,021	35,526	58,847

Molex Incorporated 401(k) Savings Plan. We make matching contributions to the 401(k) Plan for each of the NEOs on the same terms as applicable to all participating employees. The 401(k) Plan permits participants to contribute a maximum of 25% of compensation subject to a dollar limit set by the IRS. For calendar years 2007 and 2008 the IRS limit was $15,500. We match up to 1% of a participant’s contributions and amounts contributed by us and participants may be invested in a variety of mutual funds, including money market, bond, fixed income, large-, mid-, and small-cap equity funds, international equity funds and life-style funds. Earnings on such investments were in the range of 4.87% to 26.88% during calendar year 2007, and -14.7% to 11.46% during calendar year 2008. Molex stock is not an investment option and “above market” crediting rates are not offered. A participant may transfer investments among the various investment alternatives on a daily basis.

Molex Incorporated Profit Sharing and Retirement Plan. The Profit Sharing Plan is a defined contribution plan under which we make discretionary annual contributions for each of the NEOs on the same terms as applicable to participating employees. During each of FY07 and FY08, we made a contribution equal to 9.2% of eligible compensation to U.S. eligible employees, including the NEOs. Eligible compensation includes base salary and bonuses subject to a dollar limit set by the IRS. For calendar years 2007 and 2008, the IRS limit was $225,000 and $230,000, respectively. Our contributions in excess of these eligible compensation limits were contributed under the SERP to restore the intended benefit of the Profit Sharing Plan.

Amounts that we contribute may be invested in a variety of mutual funds, including managed income, bond, fixed income, large-, mid-, and small-cap equity funds, international equity funds and life-style funds. Earnings on such investments were in the range of 4.29% to 23.67% during calendar year 2007, and -19.1% and 5.28% during calendar year 2008. Molex stock is not an investment option and “above market” crediting rates are not offered. A participant may transfer investments among the various investment alternatives on a daily basis. Amounts that we contribute commence vesting on a participant’s second anniversary of employment. At that time, amounts vest in 20% annual increments and become fully vested on the participant’s sixth anniversary of employment. Vested amounts are distributed to a participant upon separation from service.

2005 Molex Supplemental Executive Retirement Plan (SERP). The SERP is a non-qualified defined contribution plan available to participants in the Profit Sharing Plan who are affected by the IRS contribution limit. As noted above, we contribute to the SERP the excess of eligible compensation that we were not able to contribute to the Profit Sharing Plan due to IRS contribution limits. Amounts that we contribute may be invested in a variety of mutual funds, including money market, bond, fixed income, large-,mid-, and small-cap equity funds, international equity funds and life-style funds. Earnings on such investments were in the same ranges as for the Profit Sharing Plan during each of calendar year 2007 and 2008. Molex stock is not an investment option and “above market” crediting rates are not offered. A participant may transfer investments among the various investment alternatives on a daily basis.

Amounts that we contribute under the SERP vest in the same manner as contributions to the Profit Sharing Plan. Vested amounts are distributed to a participant upon separation from service. Participants may elect to receive their distributions in either a single lump sum payment or five annual installments. To the extent permitted under Section 409A of the Internal Revenue Code, distributions may be accelerated in the event of an unforeseeable emergency or financial hardship. Distributions to an NEO cannot begin earlier than six months after separation from service.

Grants of Plan-Based Awards

The following table provides information on the estimated possible payouts under the annual incentive plan for FY08, based on certain assumptions about the achievement of performance objectives for Molex and the individual NEO at various levels. Since Molex’s operating performance bonus thresholds were not met in FY08, the NEOs did not receive a bonus. The table also provides information on stock awards and stock options to acquire shares of Molex Class A Common Stock granted in FY08 to each of the NEOs. There can be no assurance that the amounts in the “Grant Date Fair Value of Stock and Option Award” column will ever be realized. We did not grant any performance-based equity in FY08.

		Estimated Possible Payouts Under			All Other	All Other
		Non-Equity Incentive Plan Awards			Stock	Option		Grant Date
		($)(1)			Awards:	Awards:	Exercise or	Fair Value
					Number of	Number of	Base Price	of Stock
					Shares of	Securities	of Option	and Option
	Grant				Stock or	Underlying	Awards	Award
Name	Date	Threshold	Target	Maximum	Units (#)	Options (#)	($/Sh)	($)(2)

M. Slark	08/15/07	0	658,749	1,317,499	75,000	200,000	22.82	2,951,500
L. McCarthy	08/15/07	0	340,999	681,998	30,000	125,000	22.82	1,459,600
J. Fleischhacker	08/15/07	0	240,145	480,291	20,000	60,000	22.82	828,400
D. Johnson	08/15/07	0	286,440	572,880	25,000	100,000	22.82	1,190,500
D. Root	08/15/07	0	196,230	392,460	25,000	60,000	22.82	942,500

(1)	As further described in the “Compensation Discussion & Analysis,” the target award opportunity for Mr. Slark is equal to 75% of salary and the target award opportunities for the other NEOs range from 50% to 60% of base salary. The maximum award opportunity for Mr. Slark is equal to 150% of base salary and the maximum award opportunities for the other NEOs range from 100% to 120%. We used these percentages to calculate the “target” and “maximum” amounts noted. There are no “thresholds” under our annual bonus arrangements.

(2)	Reflects the aggregate grant date fair value of stock bonus awards and stock options as calculated in accordance with FAS 123(R). There can be no assurance that the FAS 123(R) amounts will ever be realized. Assumptions used in the calculation of these values are included in Note 17 to the consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on August 6, 2008.

2000 Molex Long-Term Stock Plan. Stock awards and stock options are granted to the NEOs under the 2000 Molex Long-Term Stock Plan. Stock awards vest ratably over four years beginning on the first anniversary of the grant date. There is no dividend or other ownership rights in the shares of Class A Common Stock subject to the award unless and until the award vests and the shares are issued. Stock options are granted at 100% of the closing price of the stock on the grant date and vest ratably over four years beginning on the first anniversary of the grant date and expire on the fifth anniversary of the grant date.

The vesting of stock awards and stock options is accelerated upon the executive’s death, disability or qualified retirement. A qualified retirement is one where the executive has reached age 59 1/2, was employed at least 15 consecutive years, and the Compensation Committee approves the accelerated vesting. Once accelerated, stock awards are distributed and stock options are immediately exercisable and expire at the earliest of the date of expiration set when the option was granted or six years after death, disability or qualified retirement. Stock awards and stock options terminate immediately upon the executive’s voluntary or involuntary termination of employment (other than death, disability or qualified retirement). Stock awards and stock options are not transferable.

Outstanding Equity Awards at Fiscal Year-End Table

The following table set forth summary information regarding the outstanding equity awards at June 30, 2008 granted to each of our NEOs. We did not grant any performance-based equity during FY08. Unless otherwise noted, option awards and stock awards are for the acquisition of shares of Molex Class A Common Stock and vest ratably over four years commencing on the first anniversary of the grant date. Awards are listed below according to grant date with earliest grants listed first.

	Option Awards						Stock Awards
	Number of		Number of					Market
	Securities		Securities				Number of	Value of
	Underlying		Underlying				Shares or	Shares or
	Unexercised		Unexercised				Units of	Units of
	Options		Options		Option	Option	Stock That	Stock That
	Exercisable		Unexercisable		Exercise Price	Expiration	Have Not	Have Not
Name	(#)		(#)		($)	Date	Vested (#)	Vested ($)(3)

M. Slark	59,532	(1)	0		28.80	07/19/2008	0	0
	100,000		0		22.28	07/25/2009	0	0
	75,000		0		23.62	06/02/2010	0	0
	175,000		0		25.99	10/24/2013	0	0
	131,250		43,750		24.76	07/29/2009	5,000	114,550
	93,750		93,750		23.86	10/28/2010	31,250	715,938
	46,875		140,625		29.79	08/15/2011	46,875	1,073,907
	0		200,000		22.82	08/15/2002	75,000	1,718,250

L. McCarthy	18,452	(1)	0		28.80	07/19/2008	0	0
	6,250		0		22.28	07/25/2009	0	0
	17,990		0		25.99	10/24/2013	0	0
	13,350		4,450		25.51	08/26/2009	925	21,192
	75,000		75,000		23.54	07/01/2010	12,500	286,375
	31,250		93,750		29.79	08/15/2011	22,500	515,475
	0		125,000		22.82	08/15/2012	30,000	687,300

J. Fleischhacker	0		12,500	(2)	21.81	07/29/2009	0	0
	0		93,750	(2)	28.32	07/22/2010	0	0
	54,362		0		28.80	07/19/2008	0	0
	70,000		0		22.28	07/25/2009	0	0
	50,000		0		23.62	06/02/2010	0	0
	100,000		0		25.99	10/24/2013	0	0
	75,000		25,000		24.76	07/29/2009	6,000	137,460
	28,125		28,125		23.86	10/28/2010	9,375	214,782
	15,000		45,000		29.79	08/15/2011	15,000	343,650
	0		60,000		22.82	08/15/2012	20,000	458,200

D. Johnson	75,000		25,000		22.80	05/16/2010	6,250	143,188
	15,000		15,000		24.33	09/12/2010	5,000	114,550
	18,750		56,250		29.79	08/15/2011	11,250	257,738
	0		100,000		22.82	08/15/2012	18,750	429,563
							25,000	572,750

D. Root	0		8,000		9.275	10/09/2011	0	0
	28,125		28,125		26.06	07/28/2010	9,374	214,758
	15,000		45,000		29.79	08/15/2011	15,000	343,650
	0		60,000		22.82	08/15/2012	25,000	572,750

(1)	These options expired unexercised on July 19, 2008.

(2)	These are long-term options to acquire shares of Molex Common Stock that vest on the tenth anniversary of the grant date.

(3)	Based on the $22.91 per share closing price of the Class A Common Stock on June 30, 2008.

Option Exercises and Stock Vested Table

This table summarizes the option exercises and vesting of stock awards for each of the NEOs for FY08.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise($)(1)	Vesting(#)(2)	Vesting($)(3)
M. Slark	249,767	1,408,585	41,250	1,060,363
L. McCarthy	6,250	91,745	15,404	381,635
J. Fleischhacker	58,593	552,298	19,187	215,350
D. Johnson	-	-	18,750	475,500
D. Root	8,250	119,963	9,688	240,676

(1)	The aggregate dollar value realized upon exercise of stock options reflects the price at which shares of Molex Class A stock underlying the stock options were valued or sold for income tax purposes, net of the exercise price of the stock option.

(2)	Includes the following number of shares retained by Molex for the payment of applicable taxes: Mr. Slark 16,276; Mr. McCarthy 4,538; Mr. Fleischhacker 6,121; Mr. Johnson 5,524; and Mr. Root 2,854.

(3)	The aggregate dollar value realized on vesting of the stock awards was calculated by multiplying the closing price of Molex Class A stock on the vesting date by the number of vested shares.

Nonqualified Deferred Compensation

The Molex Executive Deferred Compensation Plan permits participants to defer all or a portion of their base salary and bonus during the plan year. Amounts deferred by participants may be invested in a variety of mutual funds, including money market, bond, fixed income, large-, mid-, and small-cap equity funds, international equity funds and life-style funds. Molex stock is not an investment option and “above market” crediting rates are not offered. Participants may transfer investments among the various investment alternatives on a daily basis.

Participants make separate elections each year regarding the amount to defer, the deferral period, and the timing and method of distribution at the end of the deferral period. With regard to the deferral period, participants may elect a fixed deferral period of five or ten years or to defer payment until separation from service. Payment of fixed period deferrals begin as of the date elected provided the participant is still employed at that time. Participants who leave employment prior to the end of an elected fixed deferral period must begin receiving payments after separation from service even if the fixed period has not expired.

Deferred amounts not distributed as described above, are distributed upon a participant’s death, disability or separation from service paid in a single lump sum. Deferred amounts can be distributed in annual installments and the participant is at least 59 1/2. To the extent permitted under Section 409A of the Internal Revenue Code, distributions may be accelerated in the event of an unforeseeable emergency or financial hardship we approve. Distributions to executive officers cannot begin earlier than six months after separation from service. None of the NEOs participate in this plan.

Potential Payments upon Termination or Change-in-Control

We do not currently provide executive officers with pension benefits, employment, severance or change in control agreements or arrangements. On a case-by-case basis, the Compensation Committee has approved individual retirement packages to retiring executive officers based on years of service and contribution to Molex.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee adopted a written policy governing the review and approval of related person transactions. The policy requires that certain transactions with “related persons” must be approved and/or ratified by the Audit Committee. The transactions covered by this policy include any transaction in which we are a participant, the amount involved exceeds $120,000, and any related person has a direct or indirect material interest. In accordance with SEC regulations, the term “related person” refers to stockholders of more than 5%, directors (and nominees for director), executive officers and their family members.

The policy provides standing pre-approval for certain types of transactions that the Audit Committee has determined do not pose a significant risk of a conflict of interest, either because a related person would not have a material interest in a transaction of that type or other characteristics of the transaction eliminate the risk of a conflict of interest. Standing pre-approval applies to the following:

•	Any transaction between us and another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of 2% of the other company’s gross revenues for that year or $200,000;

•	Any charitable contribution by us to an organization at which a related person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the greater of 2% of the charitable organization’s total annual receipts for that year or $200,000;

•	Any transaction where the related person’s interest arises solely from the ownership of our stock and all stockholders received or will receive the same benefit on a pro rata basis; and

•	Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

Also, our employment of an immediate family member of one of our directors or executive officers is not subject to the policy unless the family member’s total compensation (salary, bonus, perquisites and value of equity awards) exceeds $120,000 and/or the family member is appointed an officer.

Individual Arrangements Involving Future Compensation

On February 1, 1991, each of Frederick A. Krehbiel and John H. Krehbiel, Jr. entered into an agreement pursuant to which we agreed that if he dies while employed, we will pay his wife, if she survives him, $125,000 per year for the remainder of her life. Starting with January 1, 1992 the annual amount is automatically adjusted every January 1 to reflect an increase (or decrease) in the Consumer Price Index for the preceding calendar year at the rate of said increase or decrease. Each agreement terminates in the event that employment terminates for any reason other than death. As of March 31, 2008, we had accrued $105,000 for Frederick A. Krehbiel’s arrangement and $202,000 for John H. Krehbiel, Jr.’s arrangement. These amounts are included in the table below under “All Other Compensation.”

Compensation of Employee Directors

Frederick A. Krehbiel, Fred L. Krehbiel, and John H. Krehbiel, Jr. are members of the Board and are also employed by us. During FY08, they were paid and/or earned the following amounts:

			All Other
			Compensation
Name	Salary($)	Bonus($)	($)(1)	Total($)

Frederick A. Krehbiel	450,000	-	180,242	630,242
Fred L. Krehbiel	221,273	-	38,700	259,973
John H. Krehbiel, Jr.	450,000	-	264,179	714,179

(1)	These amounts are comprised of amounts contributed by us to qualified and non-qualified benefit plans, perquisites, executive life insurance premiums, tax gross-ups and the amounts accrued pursuant to the arrangements involving future compensation for Frederick A. Krehbiel and John H. Krehbiel, Jr.

On August 15, 2007, Fred L. Krehbiel was granted a stock option to purchase 15,000 shares of Molex Class A Common Stock. The stock option vests ratably over four years commencing on the first anniversary of the grant date, and expires five years following the grant date. Frederick A. Krehbiel and John H. Krehbiel, Jr. did not receive equity grants during FY08. Messrs. Krehbiel are eligible to participate in our compensation, benefit and health and welfare plans generally to the same extent as all other Molex employees.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain equity compensation plans that provide for the issuance of Molex stock to directors, executive officers and other employees. The following table sets forth information regarding outstanding options and shares available for future issuance under these plans as of June 30, 2008.

(c)
Number of securities
remaining available
	(a)		(b)		for future issuance
	Number of shares		Weighted-average		under equity
	to be issued upon		exercise price		compensation plans
	exercise of outstanding		of outstanding		(excluding shares
	options		options		reflected in column (a))
	Common	Class A	Common	Class A	Common	Class A
Plan Category	Stock	Stock	Stock	Stock	Stock	Stock

Equity compensation plans approved by stockholders	223,438	9,750,217	$27.59	$19.02	-	7,825,942
Equity compensation plans not approved by stockholders	-	-	-	-	-	-

OTHER MATTERS

Compliance and Ethics

We have adopted a Code of Business Conduct and Ethics for directors, officers and employees, and a Code of Ethics for Senior Financial Management. The full text of these codes can be found on our Web site at www.molex.com. We intend to post any amendments to or waivers from these codes on our Web site.

Householding of Proxy Materials

The SEC allows us to send a single proxy statement and annual report to two or more stockholders who share the same address, subject to certain conditions. This practice is known as householding. If your household receives multiple copies of our proxy statements and annual reports and you wish to receive only one copy, please call your bank or broker or contact our Investor Relations group at (630) 527-4447. Conversely, if your household receives only one copy of our proxy statements and annual reports and you would prefer to receive separate copies for each account, please call your bank or broker or Investor Relations and ask to have your accounts removed from the householding program.

Appendix I

MOLEX INCORPORATED
PROCEDURES FOR STOCKHOLDERS SUBMITTING
NOMINATING RECOMMENDATIONS

The Nominating and Corporate Governance Committee (Committee) will accept for consideration submissions from stockholders of recommendations for the nomination of directors subject to the following terms and conditions:

1.	Manner and Address for Submission. All stockholders nominating recommendations must be in writing, addressed to the Secretary at 2222 Wellington Court, Lisle, IL 60532. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered.

2.	Information Concerning the Recommending Stockholders. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number and class of Molex stock owned by the recommending stockholder and the time period for which such shares have been held;

•	If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. (Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of Molex’s next annual meeting of stockholders.

3.	Information Concerning the Proposed Nominee. A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	The information required by Item 401 of SEC Regulation S-K;

•	The information required by Item 403 of SEC Regulation S-K; and

•	The information required by Item 404 of SEC Regulation S-K.

4.	Relationships Between the Proposed Nominee and the Recommending Stockholder. The nominating recommendation must describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination.

5.	Other Relationships of the Proposed Nominee. The nominating recommendation shall describe all relationships between the proposed nominee and any of Molex’s competitors, customers, suppliers or other persons with special interests regarding Molex.

6.	Qualifications of the Proposed Nominee. The recommending stockholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board.

7.	Ability to Represent All Stockholders. The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other Molex constituency.

8.	Timing for Submissions Regarding Nominees for Election at Annual Meetings. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by Molex, as provided above, not less than 60 days

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nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of Molex’s proxy statement for the annual meeting of stockholders for the current year.

9.	Stockholder Groups. If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

10.	No Obligation to Nominate a Candidate. Acceptance of a recommendation for consideration does not imply that the Committee will interview or nominate the recommended candidate.

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Appendix II

MOLEX INCORPORATED
PROCEDURES FOR STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

It is Molex’s policy to facilitate communications of stockholders with the Board of Directors and its Committees subject to the following conditions:

1.	Molex’s acceptance and forwarding of communications to the Board or its members does not imply that the directors owe or assume any fiduciary duty to the person submitting the communication - applicable law prescribes all such duties.

2.	Communications to the directors must be in writing and sent to the Secretary at 2222 Wellington Court, Lisle, IL 60532.

3.	The following types of communications are not appropriate for delivery to directors:

▪	Communications regarding individual grievances or other interests that are personal to the party submitting the communications and could not be construed to be of concern to the stockholders or other constituencies of Molex such as employees, customers, suppliers, etc.;

▪	Communications that advocate engaging in illegal activities;

▪	Communications that contain offensive, scurrilous or abusive content; and

▪	Communications that have no rational relevance to Molex’s business or operations.

4.	All communications must be accompanied by the following information regarding the person submitting the communication:

▪	If the person is a stockholder, a statement of the type and amount of the Molex stock that the person holds;

▪	If the person is not a stockholder and is submitting the communication as an interested party, the nature of the person’s interest in Molex;

▪	The address, telephone number and e-mail address, if any, of the person.

5.	Upon receipt by the Secretary, the following will occur:

▪	The communication will be logged identifying the person submitting the communication, the nature of its content and the action taken with respect to the communication.

▪	A review as to whether the conditions of these procedures have been complied with.

▪	An acknowledgement will be sent to the submitter advising whether the communication will be forwarded and if not, why not.

6.	If a communication is not presented to the directors because of failure to meet the conditions of these procedures, that communication must nonetheless be made available to any director to whom it was directed and who wishes to review it.

7.	Communications deemed appropriate for delivery shall be delivered to the directors on periodic basis, generally in advance of each regularly scheduled meeting of the Board.

8.	If so instructed by the Chairman of the Board, communications directed to the Board as a whole, but relating to the competence of one of the Board’s committees, shall be delivered to that committee, with a copy to the Chairman.

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APPENDIX III

MOLEX INCORPORATED
ANNUAL INCENTIVE PLAN

1.	Purpose

The purpose of the Molex Incorporated Annual Incentive Plan is to provide an incentive to enhance stockholder value and promote the attainment of significant business objectives of the Company by basing a portion of a selected Employee’s cash compensation on the performance of such Employee, the Company and/or a Business Unit.

2.	Definitions

(a) “Award” means any annual incentive award, payable in cash, made under the Plan, which award may be based on (i) the change (measured as a percentage or an amount) in or of any Performance Measure from one measurement period to another, (ii) the difference (measured as a percentage or an amount) between a specified target or budget amount of any Performance Measure and the actual amount of that Performance Measure, during any measurement period, (iii) the extent to which a specified target or budget amount for any Performance Measure is met or exceeded during any measurement period, or (iv) any other award, including a discretionary award, that may be paid from time to time under the Plan.

(b) “Award Schedule” means the Award Schedule established pursuant to Section 5.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Unit” means any existing or future facility, region, division, group, subsidiary or other unit within the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder, as it or they may be amended from time to time.

(f) “Code Section 162(m) Award” means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Schedule.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Company” means Molex Incorporated, a Delaware corporation.

(i) “Covered Employee” means a “covered employee” within the meaning of Code Section 162(m)(3) or a person designated as a Covered Employee by the Committee.

(j) “Employee” means any employee of the Company or of any of its Business Units.

(k) “Executive Officer” means an officer of the Company that has been designated as an executive officer by the Board.

(l) “Participant” means any Employee selected to receive an Award pursuant to the Plan for any Year.

(m) “Performance Goals” means the performance objectives with respect to one or more Performance Measures established by the Administrator for the Company, a Business Unit or an individual for the purpose of determining whether, and the extent to which, payments will be made for that Year or other measurement period with respect to an Award under the Plan.

(n) “Performance Measure” means any one or more of the following measures, taken alone or in conjunction with each other, each of which may be adjusted by the Administrator to exclude the before-tax or after-tax effects of any significant events not included in the calculations made in connection with setting the Performance Measures for the related Award:

(1)	Net earnings or net income (before or after taxes);

(2)	Earnings per share;

(3)	Net sales or revenue growth;

(4)	Net operating profit;

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(5)	Return measures (including, but not limited to, return on assets, return on net assets, capital, invested capital, equity, sales, or revenue);

(6)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(7)	EBIT or earnings before or after taxes, interest, depreciation, and/or amortization;

(8)	Gross or operating margins;

(9)	Productivity ratios;

(10)	Share price (including, but not limited to, growth measures and total shareholder return);

(11)	Expense targets;

(12)	Margins;

(13)	Operating efficiency;

(14)	Market share;

(15)	Total shareholder return;

(16)	Customer satisfaction;

(17)	Working capital targets; and

(18)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure may be used to measure the performance of the Company or any Business Unit, or any combination thereof, as the Administrator may deem appropriate, or any of the above Performance Measure as compared to the performance of a group of comparator companies, or published or special index that the Administrator, in its sole discretion, deems appropriate, or the Administrator may select Performance Measure (10) above as compared to various stock market indices.

(o) “Plan” means the Molex Incorporated Annual Incentive Plan as set forth herein, as it has been or may be amended and/or restated from time to time.

(p) “Target Award” means the amount, which may be expressed as a dollar amount or as a percentage of a Participant’s salary, payable to a Participant when actual performance with respect to any Performance Measure equals the Performance Goal for that Performance Measure established by the Administrator.

(q) “Year” means the Company’s fiscal year.

3.  Administration

(a) Appointment of Administrator. The Plan shall be administered by the Committee with respect to Executive Officers and Covered Employees, and the Committee will consist of two or more persons (i) who satisfy the requirement of a “nonemployee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, and (ii) who satisfy the requirements of an “outside director” for purposes of Code Section 162(m). The Plan shall be administered by the Company’s Chief Executive Officer (“CEO”) with respect to Employees other than Executive Officers and Covered Employees. The Committee and the CEO shall be referred to individually and collectively as “Administrator” herein, as applicable.

(b) Administrator’s Actions.  The Administrator’s determinations under the Plan need not be uniform and may be made selectively among Employees who receive or are eligible to receive Awards under the Plan, whether or not any Awards are the same or such Employees are similarly situated. Without limiting the generality of the foregoing, the Administrator will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective

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Performance Measures, Performance Goals, the weightings thereof, and Target Awards, if applicable. Whenever the Plan refers to a determination being made by the Administrator, it shall be deemed to mean a determination by the Administrator in its sole discretion. Without limiting the generality of the foregoing, the Administrator may establish a Target Award for any Participant based on any Performance Measure.

(c) Code Section 162(m) Compliance. It is the intent of the Company that this Plan and Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m), including the administration requirement of Code Section 162(m)(4)(C), so that the Company’s tax deduction for remuneration in respect of Code Section 162(m) Awards for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan would otherwise frustrate or conflict with the intent expressed in this Section, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

(d) Discretion of Administrator. The Administrator shall have the discretion, subject to the limitations described herein, including in Section 4 below relating to Code 162(m) Awards, to, among other actions, (i) determine the Plan Participants; (ii) determine who will be treated as an Executive Officer and/or Covered Employee and designate whether an Award will be a Code Section 162(m) Award; (iii) determine the measurement period; (iv) determine Performance Measures and Performance Goals for each Year or other measurement period; (v) determine Target Awards and whether Target Awards will be applied to any particular Participant; (vi) determine how Performance Measures will be calculated and/or adjusted; (vii) establish an Award Schedule, if any; (viii) establish performance thresholds for the payment of any Awards; (ix) determine whether and to what extent the Performance Goals have been met or exceeded; (x) pay discretionary Awards, including awards from an exceptional performance fund, as may be appropriate in order to assure the proper motivation and retention of personnel and attainment of business goals; (xi) make adjustments to Performance Goals and thresholds; provided however, that Performance Goals applicable to an Award which is designed to be a Code Section 162(m) Award and which is held by Covered Employees, may not be adjusted so as to increase the payment under the Award; and (xii) determine the total amount of funds available for payment of Awards with respect to each Year or other measurement period.

(e) Authority of Administrator. Subject to the provisions of the Plan, the Administrator shall be authorized to interpret the Plan, make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, make all other determinations necessary or advisable for the administration of the Plan and correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems desirable to carry the Plan into effect. Any action taken or determination made by the Administrator shall be conclusive and binding on all parties. In the event of any conflict between an Award Schedule and the Plan, the terms of the Plan shall govern.

4.  Code Section 162(m) Awards

A Participant who is or may be an Executive Officer and/or Covered Employee may receive a Code Section 162(m) Award and/or an Award that is not a Code Section 162(m) Award. Notwithstanding anything elsewhere in the Plan to the contrary, as and to the extent required by Code Section 162(m), the grant of a Code Section 162(m) Award to a Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to each Covered Employee and must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of such goals. All determinations made by the Committee pursuant to Section 3 above related to a Code Section 162(m) Award will be made in a timely manner, as required by Code Section 162(m). Notwithstanding the foregoing, for each Award designed to qualify

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as a Code Section 162(m) Award, the Committee shall establish and set forth in the Award the applicable Performance Goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to qualify as a Code Section 162(m) Award. An Award Schedule for a Covered Employee shall set forth for each Code Section 162(m) Award, the terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan, and shall specify that such Award is a Code Section 162(m) Award. Before any Code Section 162(m) Award is paid, the Committee shall certify that the Performance Goals and any other material terms of such Award has been satisfied.

5.  Awards Schedule

The Company shall establish an Award Schedule for each Executive Officer and/or Covered Employee for each Year, which Award Schedule shall set forth the Target Award for such Executive Officer and/or Covered Employee payable at specified levels of performance, based on the Performance Goal for each Performance Measure and the weighting, if any, established for such measure. The Company may establish an Award Schedule for all other Participants which sets forth the Target Award, if applicable, the Performance Goal and the Performance Measure. Participants who are not Executive Officers and/or Covered Employees may receive discretionary Awards under this Plan without a related Awards Schedule.

6.  Eligible Persons

Executive Officers and any other Employee who is a key Employee in the judgment of the Company shall be eligible to be selected for participation in the Plan. Board members who are not Employees are not eligible to participate in the Plan. No Employee shall have a right to be selected to participate in the Plan or, having once been selected, to be selected again or to continue as an Employee.

7.  Amount Available for Awards

The Administrator shall determine the amount available for payment of Awards in any Year or any other measurement period. Notwithstanding anything else in this Plan to the contrary, the aggregate maximum amount that may be paid to a Participant during any Year with respect to all Awards under the Plan shall be $10,000,000.

8.  Determination of Awards

(a)     Eligible Employees and Awards. Except in the case of Code Section 162(m) Awards, the Administrator shall determine the actual Award to each Participant for each Year or other measurement period, taking into consideration, as deemed appropriate, the performance of the Company and/or a Business Unit, as the case may be, for the Year or other measurement period in relation to the Performance Goals theretofore established by the Administrator, and the performance of the respective Participants during the Year or other measurement period. The fact that an Employee is selected as a Participant for any Year or other measurement period shall not mean that such Employee necessarily will receive an Award for that Year or other measurement period. Notwithstanding any other provisions of the Plan to the contrary, the Administrator may make discretionary Awards as deemed appropriate under the Plan, except in the case of Code Section 162(m) Awards, which may be adjusted only downward.

(b)     Determination of Code Section 162(m) Awards. Code Section 162(m) Awards shall be determined according to a Covered Employee’s Award Schedule based on the level of performance achieved and such Covered Employee’s Target Award. All such determinations regarding the achievement of Performance Goals and the determination of actual Code Section 162(m) Awards will be made by the Committee; provided, however, that the Committee may decrease, but not increase, the amount of the Code Section 162(m) Award that otherwise would be payable.

(c)     Evaluation of Performance. The Administrator may provide in any Award that any evaluation of performance may include or exclude any of the following events that occurs during a Year or other measurement period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary

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nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

(d)     Adjustments for Material Changes. As and to the extent permitted by Section 162(m) with respect to Code Section 162(m) Awards, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, or (iii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iv) any material change in accounting policies or practices affecting the Company and/or the Performance Goal, then, to the extent any of the foregoing events was not anticipated at the time the Performance Goal was established, the Administrator may make adjustments to the Performance Goal, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Award. To the extent such adjustment affect Code Section 162(m) Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

9.  Distribution of Awards

Unless otherwise determined by the Administrator, Awards under the Plan for a particular Year or other measurement period shall be paid no later than December 31 of the Year following the Year in which the measurement period ends, unless the time of payment is otherwise expressly specified in an Award Schedule.

10.	Repayment of Awards

To the extent permitted by governing law, the Board may require reimbursement to the Company of Awards paid to any Participant who is a named executive officer, within the meaning of Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, where (i) the payment was predicated in whole or in part upon the achievement of certain financial results that were subsequently the subject of a material restatement, (ii) in the Board’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the restatement, and (iii) a lower Award payment would have been made to the officer based upon the restated financial results. In each such instance, the Company will, as directed by the Board and to the extent practicable, seek to recover the amount by which the individual officer’s Award for the relevant period exceeded the lower Award payment that would have been made based on the restated financial results, plus a reasonable rate of interest. The Board may seek reimbursement of Awards paid to any named executive officer, as defined herein, in other circumstances involving fraud or misconduct by the named executive officer where the Board determines that such fraud or misconduct caused substantial harm to the Company even in the absence of a subsequent restatement of the Company’s financial statements.

11.	Termination of Employment

Except as provided herein, a Participant must be actively employed by the Company on the date the amount payable with respect to his/her Award is determined by the Administrator (the “Determination Date”) in order to be entitled to payment of any Award for that Year or other measurement period. In the event active employment of a Participant shall be terminated before the Determination Date for any reason other than discharge for cause or voluntary resignation, such Participant may receive such portion of his/her Award for the Year or other measurement period as may be determined by the Administrator in its complete and sole discretion. A Participant discharged for cause before or after the Determination Date shall not be entitled to receive any Award for the Year or other measurement period.

12.	Miscellaneous

(a)  Nonassignability. No Award will be assignable or transferable without the written consent of the Administrator in its sole discretion, except by will or by the laws of descent and distribution.

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(b)  Withholding Taxes. Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(c)  Amendment or Termination of the Plan. The Board may at any time amend, suspend or discontinue the Plan, in whole or in part. The Administrator may at any time alter or amend any or all Award Schedules under the Plan to the extent permitted by law. No such action may be effective with respect to any Code Section 162(m) Award to any Covered Employee without approval of the Company’s shareholders if such approval is required by Code Section 162(m)(4)(C). In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval.

(d)  Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Board, the Committee, the CEO or the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(e)  Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company.

(f)  Limits of Liability. Any liability of the Company to any Participant with respect to an Award shall be based solely upon the obligations, if any, created by the Plan and the Award Schedule. Neither the Company, nor any member of the Board or of the Committee, nor the CEO nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

(g)  Rights of Employees. Status as an Employee eligible to receive an Award under the Plan shall not be construed as a commitment that any Award will be made under this Plan to such Employee or to other such Employees generally. Nothing contained in this Plan or in any Award Schedule (or in any other documents related to this Plan or to any Award or Award Schedule) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute a contract or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

(h)  Section Headings. The section headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

(i)  Invalidity. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

(j)  Applicable Law. The Plan, Awards and Award Schedules and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to the conflict of law principles thereof.

(k)  Effective Date. The Plan will become effective upon adoption by the Board, subject to approval by the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter at the Company’s Annual Meeting of Stockholders to be held on October 31, 2008 (or such other date as shall be determined by the Board).

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APPENDIX IV

2008 MOLEX STOCK INCENTIVE PLAN

Article 1. Establishment, Purpose, and Duration

1.1  Establishment. Molex Incorporated, a Delaware corporation, hereby establishes a stock incentive compensation plan known as the 2008 Molex Stock Incentive Plan, as set forth in this document.

(a) Combination of Three Prior Plans. This Plan is intended to supercede and replace:

(i) The 1998 Molex Stock Option and Restricted Stock Plan, as amended (the “1998 Plan”);

(ii) The 2000 Molex Long-Term Stock Plan, as amended (the “2000 Plan”); and

(iii) The 2005 Molex Incentive Stock Option Plan, as amended (the “2005 Plan”)

(collectively referred to as the “Prior Plans”) by merging and combining the 1998 Plan, the 2000 Plan and the 2005 Plan into this single plan for ease in the Company’s administration. Notwithstanding the foregoing, the Prior Plans shall remain in effect until the awards previously granted under such Prior Plans have been exercised, forfeited, are otherwise terminated, or any and all restrictions lapse, as the case may be, in accordance with the terms of such awards.

(b) Types of Awards. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock and Performance Shares.

(c) Effective Date. This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of this Plan. The purpose of this Plan is to induce designated Employees and Directors to remain in the employ or service of the Company or any of its Subsidiaries, and to encourage such Employees and Directors to secure or increase on reasonable terms their stock ownership in the Company. The Company believes the Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping, carrying out the long-range plans of the Company and securing its continued growth and financial success.

1.3  Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date (i.e., on the day before the tenth (10th) anniversary of the Effective Date). After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than 10 years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below:

(a) “Annual Award Limit” has the meaning set forth in Section 4.4.

(b) “Applicable Laws” means the legal requirements relating to the administration of equity plans or the issuance of share capital by a company, including under the applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

(c) “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Performance Shares, in each case subject to the terms of this Plan.

(d) “Award Agreement” means either:

(i) A written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan; or

(ii) A written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof.

The respective Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance and actions by a Participant.

(e) “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Cause” means, unless otherwise specified in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(i) Conviction of a felony;

(ii) Actual or attempted theft or embezzlement of the Company’s or any Subsidiary’s assets;

(iii) Use of illegal drugs;

(iv) Material breach of an employment agreement between the Company or a Subsidiary and the Participant;

(v) Commission of an act of moral turpitude that in the judgment of the respective Committee can reasonably be expected to have an adverse effect on the business, reputation, or financial situation of the Company or any Subsidiary and/or the ability of the Participant to perform his or her duties;

(vi) Gross negligence or willful misconduct in performance of the Participant’s duties;

(vii) Breach of fiduciary duty to the Company or any Subsidiary;

(viii) Willful refusal to perform the duties of the Participant’s titled position; or

(ix) Breach of the Company’s Code of Business Conduct and Ethics.

(h) “Change in Control” means, unless otherwise specified in an applicable employment agreement between the Company or a Subsidiary and a Participant:

(i) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-4 promulgated under the Exchange Act) of more than fifty percent (50%) of either the outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(ii) The approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(iii) A liquidation or dissolution of the Company; or

(iv) The sale of all or substantially all of the Company’s assets (i.e., greater than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such sale or disposition) within a 12-month period ending on the date of the most recent sale or disposition.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

(j) “Committee” means:

(i) With respect to Awards to Executive Officers, the Compensation Committee of the Board or a subcommittee thereof, or any other successor committee designated by the Board; and

(ii) With respect to Awards to Non-Executive Officers, the Stock Option Plan Committee, or any other successor committee designated by the Board or Compensation Committee.

(k) “Company” means Molex Incorporated, a Delaware corporation, and any successor thereto as provided in Article 17 herein.

(l) “Compensation Committee” means that committee of the Board of Directors (or any other successor committee designated by the Board) that is designated by the Board to administer this Plan specifically with respect to Awards to Executive Officers. The members of the Compensation Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Compensation Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee.

(m) “Covered Employee” means any key Employee who:

(i) Is or may become a “Covered Employee,” as defined in Code Section 162(m); and

(ii) Is designated as a “Covered Employee,” either as an individual Employee or class of Employees, with respect to an applicable Performance Period by the Compensation Committee by the earlier of:

(A) Ninety (90) days after the beginning of the Performance Period; or

(B) The date on which twenty-five percent (25%) of the applicable Performance Period has elapsed.

(n) “Director” means any individual who is a member of the Board of Directors and who is not an Employee.

(o) “Disability” means, unless otherwise specified in an applicable employment agreement between the Company or a Subsidiary and a Participant:

(i) In the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or Subsidiary in which the Employee participates; and

(ii) In the case of a Director, the inability of the Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Board, based upon medical evidence and in accordance with Code Section 22(e)(3).

(p) “Discounted Option” means an Option whose Option Price is set at less than Fair Market Value on the Grant Date.

(q) “Effective Date” has the meaning set forth in Section 1.1(c).

(r) “Employee” means any individual who:

(i) Performs services for and is designated as an employee of the Company or a Subsidiary on payroll records; or

(ii) For all purposes under the Plan except related to the issuance of Incentive Stock Options, is an employee in Retirement from the Company or a Subsidiary and is providing consulting services to the Company or a Subsidiary pursuant to a retirement agreement or arrangement.

Except as otherwise provided above, an Employee shall not include any individual during any period he or she is classified or treated by the Company or a Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or a Subsidiary during such period.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(t) “Executive Officer” means those Employees who are specifically designated as “Executive Officers” by the Board.

(u) “Fair Market Value” or “FMV” means the closing price of a Share as of any date as reported by the Wall Street Journal. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the respective Committee in accordance with the regulations set forth under Code Section 409A.

(v) “Grant Date” means the date on which the respective Committee approves the grant of an Award by respective Committee action or such later date as specified in advance by the respective Committee.

(w) “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

(x) “Insider” means an individual who is an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Compensation Committee in accordance with Section 16 of the Exchange Act.

(y) “Involuntary Termination” means the Company’s or a Subsidiary’s termination of a Participant’s employment pursuant to a planned employee reduction plan if:

(i) The Participant has reached age 55 and was employed at least twenty (20) years with the Company or a Subsidiary; or

(ii) The Participant was employed at least twenty (25) years with the Company or a Subsidiary.

(z) “Non-Executive Officer” means Employees who are not designated as Executive Officers by the Board.

(aa) “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

(bb) “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

(cc) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(dd) “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

(ee) “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(ff) “Performance-Based Exception” means the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m).

(gg) “Performance Measures” means measures as described in Article 8 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation, if applicable.

(hh) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award. Unless otherwise provided in the Award Agreement, the Performance Period shall be a twelve (12) month period beginning on each July 1 and ending the immediately following June 30.

(ii) “Performance Share” means an Award under Article 8 and subject to the terms of this Plan, of which the number of Shares which vest is determined as a function of the extent to which corresponding Performance Measures have been achieved.

(jj) “Period of Restriction” means the period when a Restricted Stock Award is subject to a substantial risk of forfeiture, as provided in Article 7.

(kk) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ll) “Plan” means this 2008 Molex Stock Incentive Plan, as amended from time to time.

(mm) “Prior Plans” mean, collectively the 1998 Molex Stock Option and Restricted Stock Plan, as amended, the 2000 Molex Long-Term Stock Plan, as amended, the 2005 Molex Incentive Stock Option Plan, as amended.

(nn) “Restricted Stock” means an Award granted to a Participant pursuant to Article 7.

(oo) “Retirement” means if all of the following conditions are met at the time of termination of employment:

(i) The Participant has attained age 59 1/2; and

(ii) The Participant was employed at least fifteen (15) consecutive years with the Company or a Subsidiary.

(pp) “Share” means a share of the Company’s Class A Common Stock, par value $.05 per share.

(qq) “Stock Option Plan Committee” means that committee of the Board of Directors (or any other successor committee designated by the Board) that is designated by the Board to administer this Plan specifically with respect to Awards to Non-Executive Officers. The members of the Stock Option Plan Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Stock Option Plan Committee does not exist or cannot function for any reason, the Board or Compensation Committee may take any action under the Plan that would otherwise be the responsibility of the Stock Option Plan Committee.

(rr) “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1  General.

(a) Responsibility. Each respective Committee shall be responsible for administering the Awards granted by it under this Plan, subject to this Article 3 and the other provisions of this Plan.

(b) Composition.

(i) Compensation Committee. The Compensation Committee shall consist of not less than two Directors who are both non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulation Section 1.162-27; provided, however, that if at any time any member of the Compensation Committee is not an outside director, as so defined, the Compensation Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Covered Employee, unless the Compensation Committee determines that such an Award is not intended to qualify for the Performance-Based Exception.

(ii) Stock Option Plan Committee. The Stock Option Plan Committee shall consist of not less than two members of the Board (or any other successor committee designated by the Board).

(c) Actions. A majority of the members of the respective Committee shall constitute a quorum. All determinations of the respective Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of such respective Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All actions taken and all interpretations and determinations made by the respective Committee shall be final and binding upon the Participants, the Company, and all other interested individuals. Notwithstanding the foregoing, members of the Board or the respective Committee who are either eligible for Awards or have been granted Awards may vote on any and all matters, including matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan. However, no such member shall act upon the granting of a specific Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the respective Committee during which action is taken with respect to the granting of an Award to him or her.

3.2  Authority of the Respective Committees. Each respective Committee shall have full and exclusive discretionary power:

(a) To determine the Executive Officers or Non-Executive Officers, as the case may be for the respective Committee, who will receive Awards and become Participants in the Plan;

(b) To determine the time at which Awards shall be granted and the terms and conditions of each Award, including, but not limited to:

(i) Option periods, Period of Restriction or Performance Period;

(ii) Vesting schedule, if any;

(iii) Number of Shares subject to the Award; and

(iv) Any such other terms and provisions of the Award Agreement, which are not required to be identical among Participants;

provided, however, in making any such determinations, the respective Committee may take into account the nature of the services rendered by the respective Executive Officer or Non-Executive Officer his or her present and potential contribution to the Company’s success, and such other factors as the respective Committee in its discretion shall deem relevant; provided, further, with the exception of Section 5.2(b), neither the Compensation Committee nor the Stock Option Plan Committee shall have any power to grant Awards to Directors or to set the terms and conditions thereof;

(c) To interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan;

(d) To correct any defect or supply any omission or reconcile any inconsistency;

(e) To adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the respective Committee may deem necessary or proper and if applicable, to comply with Applicable Law and regulations; and

(f) Subject to Article 15, to adopt modifications and amendments to any Award or Award Agreement, including without limitation:

(i) Accelerating the vesting of any Award;

(ii) Extending the post-termination exercise period of an Award (subject to the limitations of Code Section 409A); and

(iii) Any other modifications or amendments that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and its Subsidiaries operate.

Article 4. Number of Shares Available for Awards

4.1  Plan Total. Subject to adjustment as provided in Section 4.5 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(a)	Five million (5,000,000) Shares; and

(b) The number of Shares which remained available for grant under the Company’s Prior Plans as of the Effective Date; and

(c) The number of Shares subject to outstanding Awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such Awards (other than by reason of exercise or settlement of the Awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

4.2  Maximum Number of Shares Reserved for ISOs. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be two hundred and fifty thousand (250,000) Shares.

4.3  Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan is satisfied by tendering Shares to the Company, only the number of Shares issued, net of the Shares tendered, if any, will be delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares, Shares available on the open market or treasury shares purchased on the open market or otherwise reacquired.

4.4  Annual Award Limit. Unless and until the Compensation Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the maximum aggregate number of Shares subject to Awards granted in any one calendar year to any one Participant shall be five hundred thousand (500,000), as adjusted pursuant to this Plan.

4.5  Adjustments in Authorized Shares.

(a) Company Transactions.

(i) General Rule. In the event of any corporate event or transaction such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction (a “Corporate Transaction”), the respective Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price applicable to outstanding Awards, the annual award limits, and other value determinations applicable to outstanding Awards. Notwithstanding the foregoing, with respect to Corporate Transactions, the Board may also:

(A) Substitute options or shares of another corporation (after equitable adjustment to the number of shares and exercise price) and in conjunction cancel outstanding Awards; or

(B) Cancel outstanding Awards and provide payment to the Participants equal to the value of the cancelled Awards.

The Board shall make all determinations under this subparagraph (i), and all such determinations shall be conclusive and binding; provided, however, any adjustment by the Board, as of the date such adjustment is made, may not materially or adversely affect the rights of the holder of an Award without such holder’s consent. Any such adjustments to Shares in accordance with this subparagraph (i) shall be cumulative and the applicable provisions of the Plan affected by such adjustment shall be deemed to be automatically amended accordingly; provided, however, the Board shall take all necessary action so as to actually make all necessary adjustments in the number and kind of securities subject to any outstanding Options, Restricted Stock and/or Performance Shares and the exercise price thereof.

(ii) Special Circumstances Requiring Adjustment. The respective Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the respective Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(iii) Issuance or Assumption of Benefits. Subject to the provisions of Article 15 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the respective Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable. The respective Committee shall provide to Participants reasonable written notice (which may include, without limit, notice by electronic means) within a reasonable time of any such determinations it makes.

(iv) Fractional Shares. No adjustment or substitutions provided for in this Article shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each Award shall be limited accordingly.

Article 5. Eligibility and Participation

5.1  Eligibility. Individuals eligible to participate in this Plan include any Employee and all Directors.

5.2  Actual Participation.

(a) Executive Officers. Subject to the provisions of this Plan, the Compensation Committee may, from time to time, select from all Executive Officers for a given calendar year, those Executive Officers to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

(a) Non-Executive Officers. Subject to the provisions of this Plan, the Stock Option Plan Committee may, from time to time, select from all Non-Executive Officers, those Non-Executive Officers to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

(c) Automatic Grant of Options to Outside Directors. Notwithstanding any other provision of the Plan to the contrary, each Director shall receive only an automatic nondiscretionary Option grant on the date of the annual stockholders meeting during the term of the Plan. Any Option granted to a Director shall be a Nonqualified Stock Option. The amount of Shares subject to the NQSO that will be automatically granted to each Director for each year shall be the amount of Shares equal to 500 multiplied by the number of years of service to the Board or fraction thereof. Notwithstanding the foregoing, no Option grant to a Director shall exceed the lesser of:

(i) 5,000 Shares; or

(ii) The number of Shares whose Fair Market Value on the Grant Date does not exceed $150,000.

5.3  Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship with the Company or any Subsidiary. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.

5.4  Transfer of Service. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee or Director terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company or any Subsidiary.

Article 6. Options

6.1  Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the respective Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or any Subsidiary (as permitted under Code Sections 422 and 424).

6.2  Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the respective Committee shall determine which are not inconsistent with the terms of this Plan. Unless otherwise provided, all Options granted shall be NQSOs.

6.3  Option Price.

(a) General Rule for Awards to Executive Officers, Non-Executive Officers and Directors. Subject to paragraph (b) immediately below, the Option Price for each grant of an Option under this Plan shall be determined by the respective Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the ISO’s Grant Date.

(b) Discounted Options for Non-Executive Officers. Notwithstanding anything to the contrary in this Plan, the Stock Option Plan Committee, in its sole discretion, may set an Option Price for any grant of an Option under this Plan to a Non-Executive Officer at less than a Share’s FMV on the Grant Date.

6.4  Term of Options.

(a) Vesting.

(i) General Rule. Options granted under this Section 6 shall vest at such times and be subject to such restrictions and conditions as the respective Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000. Any ISOs that become exercisable in excess of such amount shall be deemed NQSOs to the extent of such excess. Notwithstanding anything to the contrary, all Options must vest 100% within 10 years from the Grant Date.

(ii) Default Vesting. If the Award does not specify the time or times at which an Option shall vest, the Option shall vest ratably over four years commencing on the first anniversary of the Grant Date. The percentages vested and exercisable are cumulative with respect to any Option.

(iii) Acceleration of Vesting.

(A) Automatic Vesting. Notwithstanding subparagraphs (i) and (ii) immediately above, all Options shall immediately vest and become immediately exercisable upon a Participant’s death, Disability, Retirement, or Involuntary Termination.

(B) Discretionary Vesting. The respective Committee shall specifically have the power to change the vesting schedule of any previously granted Options to a schedule which is more favorable to the Participant; provided, however, no such Options shall vest in amounts greater than, or at times prior to, the amounts and times such Options would have vested if such Options were within the scope of Section 6.4(a)(ii).

(b) Expiration.

(i) General Rule. Options granted under this Section 6 shall expire and terminate at such time as the respective Committee shall determine when the respective Committee approves the grant, which need not be the same for each grant or for each Participant, and shall be set forth in the applicable Award Agreement.

(ii) Default Expiration. If the Award Agreement does not specify the time at which an Option shall expire, then every Option granted to each Participant under this Plan shall terminate and expire at the earliest of:

(A) One (1) year after one of the events set forth in Section 6.4(a)(iii)(A); or

(B) Immediately upon termination of employment or service of the Participant for any reason except if his/her employment is terminated by reason of one of the events set forth in Section 6.4(a)(iii)(A).

Notwithstanding the foregoing, no Option shall be exercisable later than the day before the 10th anniversary of the Grant Date. Any Option which has not been exercised by these times shall immediately expire and become null and void.

(c) Exercise.

(i) General Rule for All Options Other Than Discounted Options. Options, other than Discounted Options granted to U.S. Employees, granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the respective Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

(ii) Payment for All Options Other Than Discounted Options. Options, other than Discounted Options granted to U.S. Employees, granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the respective Committee, or by complying with any alternative procedures which may be authorized by the respective Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable, in full, to the Company, under any of the following methods as determined by the respective Committee, in its discretion:

(A) In cash or its equivalent;

(B) By tendering (either by actual delivery or attestation) to the Company previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(C) By a cashless (broker-assisted) exercise (which can be settled in Shares or cash);

(D) By a combination of (A), (B) and/or (C); or

(E) Any other method approved or accepted by the respective Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option. Unless otherwise determined by the respective Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(iii) Special Rule for Discounted Options. Notwithstanding any other provision of this Plan, Discounted Options granted to U.S. Employees under this Article 6 shall be automatically exercised by the Company on behalf of the Participant on the date when all or a portion of such Discounted Option vests, by using Shares underlying the Discounted Option to pay for the Option Price and applicable withholding taxes, and the Participant, following such vesting event, shall receive the net shares with respect to such Discounted Option.

(d) Option Transferability.

(i) General Rule. Any Option granted under the Plan is not transferable and can be exercised only by the Participant during his/her life subject to subparagraph (ii) immediately below.

(ii) Death or Disability. In the event of a Participant’s death or Disability while employed by the Company or a Subsidiary, his/her Option, to the extent he/she could have exercised it on the date of his/her death, may be exercised by the personal representative of the estate of the Participant within one year after the date of his/her death in accordance with the terms established by the respective Committee at the time the Option was granted, but not later than the expiration date set forth in Section 6.4(b).

6.5  Restrictions on Share Transferability. The respective Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 7. Restricted Stock

7.1  Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the respective Committee, at any time and from time to time, may grant Restricted Stock to Participants in such amounts as the respective Committee shall determine.

7.2  Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the respective Committee shall determine.

7.3  Other Restrictions.

(a) General Rules. The respective Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable including, without limitation:

(i) A requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock (which price shall not be less than par value of such Share);

(ii) Restrictions based upon the achievement of specific performance goals;

(iii) Time-based restrictions on vesting following the attainment of the performance goals;

(iv) Time-based restrictions;

(v) Restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded; and/or

(vi) Holding requirements or sale restrictions placed on the Shares upon vesting of such Restricted Stock.

To the extent deemed appropriate by the respective Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(b) Default Vesting. If the Award does not specify the time or times at which an Award of Restricted Stock shall vest, the Restricted Stock shall vest on ratably over four years commencing on the first anniversary of the Grant Date.

(c) Acceleration of Vesting.

(i) Automatic Vesting. Notwithstanding paragraphs (a) and (b) immediately above, all Restricted Stock Awards shall immediately vest upon the Participant’s death, Disability, Retirement, or Involuntary Termination.

(ii) Discretionary Vesting. The respective Committee shall specifically have the power to change the vesting schedule of any previously granted Restricted Stock to a schedule which is more favorable to the Participant; provided, however, no such Restricted Stock shall vest in amounts greater than, or at times prior to, the amounts and times such Restricted Stock would have vested if such Restricted Stock were within the scope of Section 7.3(b).

(d) Expiration. Restricted Stock granted under this Section 7 shall expire and terminate immediately upon termination of employment of the Participant with the Company or any Subsidiary for any reason except if his/her employment is terminated by reason of one of the events set forth in Section 7.3(c)(i).

7.4  Share Transferability. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

7.5  Voting Rights. Unless otherwise determined by the respective Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

Article 8. Performance Shares

8.1  Grant of Performance Shares. Subject to the terms and provisions of this Plan, the respective Committee, at any time and from time to time, may grant Performance Shares to Participants in such amounts and upon such terms as the respective Committee shall determine.

8.2  Performance Shares Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify the number of Shares subject to the Award, the applicable Performance Period, the Performance Measure, and such other terms and provisions as the respective Committee shall determine.

8.3  Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4  Other Restrictions. The respective Committee shall impose such other conditions and/or restrictions on any Performance Shares granted pursuant to this Plan as it may deem advisable including, without limitation: a requirement that time-based restrictions on vesting follow the attainment of the performance goals; restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such shares are listed or traded; or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Shares. There are no default vesting provisions; a Participant must meet the performance goals in order to earn the Performance Shares under Section 8.3.

8.5  Vesting Overrides.

(a) General Rule. Except as set forth in paragraph (b) immediately below, unvested Performance Shares shall be cancelled immediately upon the Participant’s termination of employment with the Company or a Subsidiary.

(b) Accelerated Vesting. Notwithstanding any provision in this Plan to the contrary, the respective Committee, in its sole discretion, may fully or partially vest a Participant in his/her Performance Shares if such Participant terminates employment during the last six (6) months of a Performance Period by reason of death, Disability, Retirement, or Involuntary Termination; provided, however, if the respective Committee does fully or partially vest such Participant in his/her Performance Shares in such situation, such determination to fully or partially vest shall not be made until the end of the Performance Period and the lapse of any such restrictions on such Performance Shares shall occur at the same time such restrictions lapse for all other Participants holding Performance Shares relating to the same Performance Period.

8.6  Performance Measures.

(a) General Rule. The performance goals, upon which the payment or vesting of a Performance Share to a Covered Employee that is intended to qualify as Performance-Based Compensation, shall be selected by the respective Committee in its complete and sole discretion but shall be limited to one or more of the following Performance Measures:

(i) Net earnings or net income (before or after taxes);

(ii) Earnings per share;

(iii) Net sales or revenue growth;

(iv) Net operating profit;

(v) Return measures (including, but not limited to, return on assets, return on net assets, capital, invested capital, equity, sales, or revenue);

(vi) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(vii) EBIT or earnings before or after taxes, interest, depreciation, and/or amortization;

(viii) Gross or operating margins;

(ix) Productivity ratios;

(x) Share price (including, but not limited to, growth measures and total stockholder return);

(xi) Expense targets;

(xii) Margins;

(xiii) Operating efficiency;

(xiv) Market share;

(xv) Total stockholder return;

(xvi) Customer satisfaction;

(xvii) Working capital targets; and

(xviii) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure may be used to measure the performance of the Company, a Subsidiary or a business unit, in whole or in part, as the respective Committee may deem appropriate, or any of the above Performance Measures may be compared to the performance of a group of comparator companies, or published or special index that the respective

Committee deems appropriate, or the respective Committee may select Performance Measure (x) above as compared to various stock market indices. The respective Committee also has the authority to provide for accelerated vesting of any Performance Share award based on the accelerated achievement of performance goals pursuant to the Performance Measures specified in this Section 8.6.

(b) Evaluation of Performance. The respective Committee may provide that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:

(i) Asset write-downs;

(ii) Litigation or claim judgments or settlements;

(iii) The effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

(iv) Any reorganization and restructuring programs;

(v) Extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi) Acquisitions or divestitures; and

(vii) Foreign exchange gains and losses.

To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(c) Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The respective Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination as necessary to reach an equitable result. For Awards that are not intended to qualify as Performance-Based Compensation, the respective Committee shall retain the discretion to adjust such Awards upward or downward, either on a formula or discretionary basis or any combination.

(d) Committee Discretion. In the event that applicable tax and/or securities laws change to permit the respective Committee’s discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the respective Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the respective Committee determines that it is advisable to grant Performance Shares that shall not qualify as Performance-Based Compensation, the respective Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in paragraph 8.6 (a).

8.7  Compliance with Code Section 162(m). The Company intends that Performance Shares granted to Covered Employees shall satisfy the requirements of the Performance-Based Exception under Code Section 162(m), unless otherwise determined by the respective Committee when the Performance Shares are granted. Accordingly, the terms of this Plan, including the definition of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). Notwithstanding the foregoing, because the respective Committee cannot determine with certainty whether a given employee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Compensation Committee as likely to be a Covered Employee with respect to a fiscal year. If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception under Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the respective Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with such Performance Shares upon attainment of the applicable performance objectives.

8.8  Transferability. Performance Shares are not transferable until all conditions and restrictions applicable to such Performance Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). In the event of a Participant’s death or Disability while employed with the Company or a Subsidiary, the personal representative of the estate of the Participant may receive the distribution of vested Performance Shares in accordance with Section 8.5(b).

Article 9. Forfeiture of Awards

9.1  General. Notwithstanding anything else to the contrary contained herein, the respective Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Unless an Award Agreement includes provisions expressly superseding the provisions of this Article 9, the provisions of this Article 9 shall apply to all Awards. Any such forfeiture shall be effected by the Company in such manner and to such degree as the respective Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Article 9) be subject to the Applicable Laws. In order to effect a forfeiture under this Article 9, the respective Committee may require that the Participant sell Shares received upon exercise or settlement of an Award to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the respective Committee in its sole discretion may require.

9.2  Forfeiture Events. Unless otherwise specified by the respective Committee, in addition to any vesting or other forfeiture conditions that may apply to an Award and Shares issued pursuant to an Award, each Award granted under the Plan will be subject to the following forfeiture conditions:

(a) Restrictive Covenants. In consideration of Company granting Awards under this Plan, Participants must agree in their Award Agreements that:

(i) Non-compete. During employment with Company and for one year after separation from service thereof, Participant will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without prior written consent of the Company, engage in any activity with, or provide services to, any person or entity engaged in, or about to engage in, any business activity that is competitive with the business then engaged in by the Company, in any geographic area in which the Company’s business is then conducted. Participant may make or hold any investment in securities of a competitive business traded on a national securities exchange or traded in the over-the-counter market, provided the investment does not exceed 5% of the issued and outstanding stock of the competitive business. The term “competitor business” means a person or entity who or which is engaged in a material line of business conducted by the Company in any geographic area in which the Company’s business is conducted (for purposes of this Plan, “a material line of business conducted by the Company” means an activity generating gross revenues to the Company of more than US$15 million in the immediately preceding fiscal year of the Company);

(ii) Non-Solicitation. During employment with the Company and for two years after separation from service, Participant will not, directly or indirectly:

(A) Hire, solicit or make an offer to any Employee of the Company to be employed or perform services outside of the Company;

(B) Solicit for competitive business purposes (as defined in subparagraph (i) immediately above) any customer of the Company; or

(C) Solicit, induce or attempt to induce any customer of the Company to cease doing business in whole or in part with or through the Company.

(iii) Forfeiture Upon Violation of Restrictive Covenants. If Participant breaches any provision of subparagraphs (i) or (ii) immediately above as determined by the Company, Participant shall forfeit, upon written notice to such effect from the Company:

(A) All right, title and interest to any Award (whether vested or unvested);

(B) Any Share issued upon vesting and/or exercise of any Award then owned by Participant; and

(C) Any and all profits realized by Participant pursuant to any sales or transfer of any Shares underlying the Awards within the 24 month period prior to the date of such breach.

The term “profit” is defined as either:

(I) The difference between the Option Price and the Fair Market Value of the Share on the exercise date, with respect to Options; or

(II) The Fair Market Value of the Share on the vesting date, with respect to Restricted Stock or Performance Shares.

Additionally, the Company shall have the right to issue a stock transfer order and other appropriate instructions to its transfer agent with respect to the Shares underlying the Award, and the Company further shall be entitled to reimbursement from the Participant of any fees and expenses (including attorneys’ fees) incurred by or on behalf of the Company in enforcing its rights hereunder.

(b) Termination for Cause. All outstanding Awards and Shares issued pursuant to an Award held by a Participant will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any forfeiture restrictions in favor of the Company or its designee have previously lapsed) if the Participant’s employment or service is terminated by the Company for Cause; provided, however, that if a Participant has sold Shares issued upon exercise or settlement of an Award within 24 months prior to the date on which the Participant would otherwise have been required to forfeit such Shares under this paragraph (b) as a result of termination of the Participant’s employment or service for Cause, then the Company will be entitled to recover any and all profits (as defined above in paragraph (a)) realized by the Participant in connection with such sale; and provided further, that in the event the respective Committee determines that it is necessary to establish whether grounds exist for termination for Cause, the Award will be suspended during any period required to conduct such determination, meaning that the vesting, exercisability and/or lapse of restrictions otherwise applicable to the Award will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this paragraph (b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Award will be reinstated on its original terms.

(c) Accounting Restatement. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 24 month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

Article 10. Director Awards

The Board shall determine all Awards to Directors in accordance with Section 5.2(c). The terms and conditions of any grant to any such Director shall be set forth in an Award Agreement and shall be otherwise subject to the Plan.

Article 11. Dividend Equivalents

Any Participant may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the respective Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the respective Committee.

Notwithstanding the foregoing, if the grant of an Award to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Compensation Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Award, such that the dividends and/or the Award maintain eligibility for the Performance-Based Exception. With respect to Restricted Stock, in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

Article 12. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his/her death or Disability before he/she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s employment. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death or Disability shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative, as determined by the respective Committee, in its sole discretion.

Article 13. Rights of Participants

13.1  Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary, to terminate any Participant’s employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his/her employment for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or a Subsidiary and, accordingly, subject to Articles 3 and 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board or the respective Committee without giving rise to any liability on the part of the Company and its Subsidiaries.

13.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan. In addition, the receipt of any Award shall not create a right to receive a future Award.

13.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.

Article 14. Change in Control

14.1 Change in Control of the Company. Upon the occurrence of a Change in Control while the Participant is employed or in service with the Company and/or any Subsidiary, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the respective Committee shall determine otherwise in the Award Agreement:

(a) Options. Any and all Options shall become immediately vested and exercisable.

(b) Restricted Stock. Any Period of Restriction for Restricted Stock shall end, and such Restricted Stock shall become fully vested.

(c) Performance Shares. The target payout opportunities attainable under all outstanding Awards which are subject to achievement of any of the Performance Measures specified in Article 8 or any other performance conditions or restrictions that the respective Committee has made the Award contingent upon, shall be deemed to have been earned as of the effective date of the Change in Control, and the vesting of all such Performance Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of fully paid Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The respective Committee has the authority to pay all or any portion of the value of the Shares in cash.

(d) Adjustments. Subject to Article 15, the respective Committee shall have the authority to make any modifications to the Awards deemed appropriate before the effective date of the Change in Control.

14.2 Treatment of Awards. In the event of a Change in Control where the Company ceases to have publicly traded equity securities, after the consummation of the Change in Control, if no replacement awards are issued in lieu of outstanding Awards under the Plan, then the Plan and all outstanding Awards granted hereunder shall terminate, and the Company (or successor) shall pay Participants an amount for their outstanding Awards determined using the Change-in-Control price. Participants with outstanding Options shall be given an opportunity to exercise all their Options in connection with the consummation of the Change in Control and receive payment for any acquired Shares using the Change-in-Control price.

Article 15. Amendment, Modification, Suspension, and Termination

15.1 Amendment, Modification, Suspension, and Termination. Subject to Section 15.3:

(a) The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan; and

(b) The Board, Compensation Committee or Stock Option Plan Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part;

provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, Options issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by Applicable Laws.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The respective Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the respective Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the respective Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

15.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 15.4), no termination, amendment, suspension, or modification of this Plan or an Award shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

15.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Compensation Committee may amend the Plan or an Award, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 15.4 to any Award granted under the Plan without further consideration or action.

Article 16. Withholding

16.1 General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2 Stock Settled Awards. Each Participant shall make such arrangements as the respective Committee may require, within a reasonable time prior to the date on which any portion of an Award settled in Shares is scheduled to vest, for the payment of all withholding tax obligations through either:

(a) Giving instructions to a broker for the sale on the open market of a sufficient number of Shares to pay the withholding tax in a manner that satisfies all Applicable Laws;

(b) Depositing with the Company an amount of funds equal to the estimated withholding tax liability; or

(c) Such other method as the respective Committee in its discretion may approve, including a combination of paragraphs (a) and (b) immediately above.

If a Participant fails to make such arrangements, or if by reason of any action or inaction of the Participant the Company fails to receive a sufficient amount to satisfy the withholding tax obligation, then, anything else contained in this Plan or any Award to the contrary notwithstanding, the Shares that would otherwise have vested on such date shall be subject to forfeiture, as determined by the respective Committee, regardless of the Participant’s status as an Employee or Director; provided, that the respective Committee, in its sole discretion, may permit a Participant to cure any failure to provide funds to meeting the withholding tax obligation (including any penalties or interest thereon), if the respective Committee determines that the failure was due to factors beyond the Participant’s control.

Article 17. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, amalgamation, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. General Provisions

18.1 Right of Offset. The Company or a Subsidiary, to the extent permitted by Applicable Law, may deduct from and set off against any amounts the Company or a Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or a Subsidiary although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 18.1.

18.2 Legend. Share certificates may include any legend which the respective Committee deems appropriate to reflect any restrictions on transfer of such Shares.

18.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

18.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or stock exchange as may be required.

18.6 Securities Law Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the respective Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the respective Committee.

18.7 Delivery of Title. The Company shall have no obligation to deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.8 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.9 Investment Representations. The respective Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

18.10 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Employees or Directors, the respective Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 18.10 by the respective Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the respective Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.

18.11 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws.

18.12 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under this

Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or any Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

18.13 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The respective Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.14 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.15 Code Section 409A Application. The Company shall have no liability for any tax imposed on a Participant by Code Section 409A, and if any tax is imposed on the Participant, the Participant shall have no recourse against the Company for payment of any such tax.

18.16 Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or respective Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

18.17 No Constraint on Corporate Action. Nothing in this Plan shall be construed to:

(a) Limit, impair, or otherwise affect the Company’s or any Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to amalgamate, merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or

(b) Limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

18.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Illinois, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

18.19 Indemnification. Subject to requirements of Illinois law, each individual who is or shall have been a member of the Board, or a respective Committee appointed by the Board, or an officer of the Company shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s charter documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     2222 WELLINGTON COURT
     LISLE, IL 60532-1682

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molex Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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☒
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MLXIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOLEX INCORPORATED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND “FOR” EACH OF THE OTHER ITEMS		☐	☐	☐
Item 1 - Election of Directors.

Class III Nominees to Serve a Three-Year Term

01) 02) 03) 04)	Edgar D. Jannotta John H. Krehbiel, Jr. Donald G. Lubin Robert J. Potter

	For	Against	Abstain

Item 2 - Approval of the Molex Incorporated Annual Incentive Plan	☐	☐	☐

Item 3 - Approval of the 2008 Molex Stock Incentive Plan	☐	☐	☐

Item 4 - Ratification of Selection of Independent Auditors	☐	☐	☐

Ratification of the appointment of Ernst & Young LLP as the independent auditors of Molex for the fiscal year ending June 30, 2009.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

                 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
                 The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

MOLEX INCORPORTED
2222 Wellington Court, Lisle, Illinois 60532
Annual Meeting of Stockholders – October 31, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of Molex Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Frederick A. Krehbiel, John H. Krehbiel, Jr., and Martin P. Slark and each or any of them (the “Proxies”), as proxies and attorneys-in-fact, each with full power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting to be held October 31, 2008 at 10:00 a.m., local time, at Molex’s corporate headquarters, and at any adjournments or postponements thereof, and to vote all of the shares of Common Stock (or Class B Common Stock) of Molex held of record by the undersigned as of the close of business on September 2, 2008, which the undersigned would be entitled to vote if personally present at the Annual Meeting with all the powers the undersigned would possess, on all matters set forth on the reverse side. The Proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee herein becomes unavailable to serve or for good cause will not serve, and (ii) in their best judgment on any other matters that may properly come before the Annual Meeting.
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND “FOR” ALL OTHER ITEMS.
          PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
(Please complete and sign reverse side)